UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

☒   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission File Number 000-29935

CROWN EQUITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

2741

(Primary Standard Industrial

Classification Code Number)

Nevada	33-0677140
(incorporation or organization)	(IRS Employer Identification No.)

11226 Pentland Downs Street, Las Vegas, NV 89141

(702) 683-8946

Copies to:
Arnold F. Sock, Esquire
Box 25847
Los Angeles, CA 90025-0847
(310) 714-0747

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount		Proposed Maximum	Proposed Maximum	Amount of
of Securities to	to be		Offering Price	Aggregate	Registration
be Registered	Registered		Per Unit	Offering Price (1)	Fees (2)
Common Stock, par value $0.001	10,000,000	(3)	$5.00	$50,000,000	$5,455.00
Warrants	40,000,000	(3)	-	-	-

_________

(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o), based on the Proposed Maximum Aggregate Offering Price of the Securities Act.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act.

(3)

Includes 10,000,000 Units, comprised of one share of common stock and one each of the warrants described just below, all together the four warrants and one share of common stock, to be offered at a price of $5.00 per Unit:

One warrant to purchase one share of common stock exercisable at $7.50 per share, expiring December 31, 2021.

One warrant to purchase one share of common stock exercisable at $10.00 per share, expiring December 31, 2022.

One warrant to purchase one share of common stock exercisable at $12.50 per share, expiring December 31, 2023.

One warrant to purchase one share of common stock exercisable at $15.00 per share. expiring December 31, 2024.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. Crown Equity Holdings, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

CROWN EQUITY HOLDINGS, INC.

10,000,000 UNITS COMPRISED OF ONE SHARE OF COMMON STOCK AND FOUR WARRANTS

$50,000,000

This is a public offering. This prospectus relates to the offering of up to 10,000,000 Units,

Each Unit consists of one share of Crown Equity Holdings, Inc. (“Crown”) common stock and four warrants, each warrant to purchase one share of Crown common stock. Each Unit is being offered at a price of $5.00.

Each Unit specifically consists of one share of Crown Equity Holdings, Inc. (“Crown”) common stock, and

One warrant to purchase one share of Crown common stock at $7.50 per share, expiring December 31, 2021.

One warrant to purchase one share of Crown common stock at $10.00 per share, expiring December 31, 2022.

One warrant to purchase one share of Crown common stock at $12.50 per share, expiring December 31, 2023.

One warrant to purchase one share of Crown common stock at $15.00 per share, expiring December 31, 2024.

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

This offering is a best efforts self-underwritten offering where the officers and directors will be selling the securities and relying on the safe harbor provisions under Rule 3a-1 of the Exchange Act of 1934.

Our common stock is listed on the Pink Open Market under the symbol “CRWE.”

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factor in the section entitled “Risk Factors” beginning on page 8 before purchasing our common stock Units.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______, 2021

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No dealer, salesperson or other person is authorized to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the UNITS offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. We caution you not to give undue weight to such projections, assumptions and estimates.

For investors outside the United States, we have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required. Persons outside the United States who come into possession of this prospectus and any free writing prospectus related to this offering are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus does not contain all of the information that you should consider in making your investment decision in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless the context otherwise requires, the terms “Crown Equity Holdings, Inc.,” “Crown Equity,” “Crown Equity Holdings,” “CRWE”, “the company,” “we,” “us” and “our” in this prospectus refer to Crown Equity Holdings, Inc. All currency amounts in this prospectus are expressed in United States (“U.S.”) dollars, unless otherwise indicated.

The Company

Crown Equity Holdings, Inc. (the Company) was formerly known as Micro Bio-Medical Waste Systems, Inc. and was incorporated on August 31, 1995 as “Visioneering Corporation” under the laws of the State of Nevada.

Overview

The Company operates a website www.CRWEWorld.com (hereafter “CRWE World”) and is in the business of aggregating pertinent general and financial news and publishes it on its website for visitors to the site. The Company believes the aggregating and categorizing of business content from news organizations such as, GlobeNewswire, PR Newswire, Business Wire, Accesswire, and many others, will allow CRWE World the opportunity to become a one stop online site location for business related news and information overall.

The site also provides advertisers an opportunity to use online banners designed for digital advertising for sponsored hyperlinks, pay-per-click, pop ups or impressions ads, to reach and persuade the publication’s audience to buy, drive traffic to their website, increase their brand, or create product awareness for a fee.

In addition to Crown Equity Holdings, Inc. doing business as CRWE WORLD (http://crweworld.com), the Company is conducting business as CRWE Press Release (http://crwepressrelease.com), which engages in the dissemination of news and press releases for publicly and privately held companies, as well as other online businesses with its own distinct products and services. CRWE Tube (http://crwetube.com), a Video sharing platform. CRWE Tech (http://crwetech.com), a IT/technology services provider of web design, development and hosting services, and iB2B Global (http://ib2bglobal.com), a business to business (B2B) international e-commerce platform. The Company charges fees for its services offered on these sites.

THE OFFERING

Securities Being Offered

Up to 10,000,000 Units, for up to ten million shares of Crown common stock and up to 40,000,000 warrants to acquire up to 40,000,000 shares of Crown Equity Holdings, Inc. common stock, each warrant, if exercised, allows the purchase of one share of Crown common stock (10,000,000 warrants, each to purchase one Crown share at $7.50 per share, 10,000,000 warrants, each to purchase one Crown share at $10.00, 10,000,000 warrants, each to purchase one Crown share at $12.50, and 10,000,000 warrants, each to purchase one Crown share at $15.00). Each Unit to be offered a $5.00 for an aggregate amount of up to $50,000,000.

10,000,000 warrants to purchase 10,000,000 Crown shares at $7.50 per share, expiring December 31, 2021

10,000,000 warrants to purchase 10,000,000 Crown shares at $10.00 per share, expiring March 31, 2022

10,000,000 warrants to purchase 10,000,000 Crown shares at $12.50, per share expiring June 30, 2022

10,000,000 warrants to purchase 10,000,000 Crown shares at $15.00, per share expiring September 30, 2022.

Initial Offering Price	The Company will sell up to a of 10,000,000 Units, at a price of $5.00 per Unit

Terms of the Offering	The offering will conclude when the Company has sold all of the 10,000,000 Units offered, or chooses to terminate the offering.

Termination of the Offering	The Company may, in its sole discretion, decide to terminate the offering of the Units offered by the Company, at any time prior to the sale of all of the Units.

Determination of Offering Price	An investment in our common stock and warrants is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 7.

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The Board of Directors arbitrarily determined offering the 10,000,000 Units at a price of $5.00 per Unit.

As the offering price is not based on a specific calculation or metric the price has inherent risks – See “Risk Factors”.

SELECTED FINANCIAL DATA

The following table presents the company’s selected financial data for the periods presented and should be read together with the sections of this prospectus titled “Risk Factors” and our financial statements included elsewhere in this prospectus and the years ended December 31, 2020, December 31, 2019 and December 31, 2018 have been derived from our audited financial statements and footnotes included elsewhere in this prospectus. Our historical results are not necessarily indicative of our future results.

Crown Equity Holdings, Inc.

STATEMENTS OF OPERATIONS DATA

Audited

	Year Ended
	December 31,
	2020	2019	2018

Revenue	$2,848	$3,793	$3,352
Revenue – related party	5,100	50,000	7,100
Total Revenue	7,948	53,793	10,452

Operating expenses
Depreciation	25,311	31,668	28,895
General and Administrative	614,489	115,695	313,477
Total Operating Expenses	639,820	147,363	342,372
Net Operating Income (Loss)	(631,872)	(93,570)	(331,920)

Other (expense)
Interest expense	(7,461)	(21,885)	(17,996)
Investment expense	-	-	-
Gain on extinguishment of debt	-	1,349	-
Amortization of beneficial conversion feature	(38,920)	-	-
Debt Discount Amortization	8,370	(38,920)	(24,.904)
Loss on Stock Held	-	-	-
Loss on AP Settlement – related party	-	-	-
Total other expense	(542,796)	(59,456)	(42,900)
Net (loss)	$(1,174,015)	$(153,026)	$(374,820)

Net (loss) per common share – basic and diluted	$(0.01)	$(0.01)	$(0.03)
Weighted average number of common shares outstanding - basic and diluted	12,428,674	11,936,422	11,583,371

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this prospectus, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our securities. The occurrence of any of the events or developments described below could harm our financial condition, results of operations, business and prospects. In such an event, the market price of our securities could decline, and you could lose all or part of your investment. In addition to the additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us, this plan contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors set forth below. Any of the following risks could adversely affect our business, financial condition and results of operations.

The market price of our common stock may never exceed the exercise price of the Warrants issued in connection with this offering.

The market price of our common stock may never exceed the exercise price of the Warrants prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holder.

Holders of our Warrants will have no rights as a common stockholder until such holders exercise their Warrants, and acquire our common stock.

Until holders of Warrants acquire shares of our common stock upon exercise of their Warrants, holders of such Warrants will have no rights with respect to the shares of our common stock underlying such Warrants. Upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We compete with other on-line news publications.

Our future success will depend on our ability to increase and enhance our market position by: (1) delivering news and information globally; (2) transform our readership into possible consumers of the Company’s other product and services and (3) increasing our online visibility.

Investing in our securities involves a high degree of risk.

You should carefully consider and evaluate all the information contained in this prospectus, the accompanying prospectus and in the documents, we incorporate by reference into this prospectus and accompanying prospectus before you decide to purchase our securities. You should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Any of the risks and uncertainties set forth in that report, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus or any prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of any securities offered by this prospectus. As a result, you could lose all or part of your investment.

We have experienced net losses and negative cash flows from operating activities and can expect such losses and negative cash flows to continue in the foreseeable future.

In Note 2 of our financial statements, our Independent Registered Public Accounting Firm has raised substantial doubt as our ability to continue as a going concern is dependent upon raising capital from financing transactions and future sales. The financial statements in this registration statement have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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If we are unable to adapt to changing market conditions, client requirements or emerging industry standards, our business could be adversely affected.

Because of inherent limitations, a system of internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate due to change in conditions.

These broad market fluctuations may adversely affect the market price of our common stock. In addition, if our operating results differ from our announced guidance or the expectations of equity research analysts or investors, the price of our common stock could decrease significantly.

Our audit report from our auditors discloses in Note 2 to the financial statements published in our most recent Form 10-K filing (for the year ending 12/31/2021) states that there is substantial doubt as to our ability to continue as a going concern, which, if we ceased to be able to continue operations, could result in your investment becoming worth significantly less than the offering price, or possibly even causing it to become worthless.

Note 2 to our financial statements discuss a substantial doubt that we can continue as a going concern. If we are unable to continue as a going concern, we will have to close our doors or recapitalize, both of which would cause a loss of value, either through dilution or becoming worthless.

We have a limited operating history, with cumulative losses since inception, which, if losses continue, could cause us to run out of money and close our business.

We have an accumulated deficit from operations. There is not a sufficient amount of gross revenue and profit to finance our planned growth and, without additional financing as outlined in this prospectus; we could continue to experience losses in the future. Our accumulated deficit through December 31, 2020 was $12, 966,074. We may incur significant expenses in promoting our business, and as a result, will need to generate significant revenues over and above our current revenue to achieve consistent profitability. If we are unable to achieve that profitability, your investment in our common stock may decline or become worthless.

The nature of our business is dependent on several factors.

Our quarterly and annual sales could vary significantly depending on a number of factors, including, but not limited to a significant downturn in the media industry, fluctuating customer demand, delay or timing of disseminating, information and selling product mix and price competition. The failure of achieving quarterly or annual revenue and profits expectations would likely adversely affect the price of our common stock.

Although we believe the funds we raise in this offering will allow us to generate sufficient funds from operations, if that is not the case, we may have to raise additional capital which may not be available or may be too costly, which, if we cannot obtain, could cause us to have to cease our operations.

We expect that the funds we raise in this offering will take us to the point of a positive cash flow. However, if that does not turn out to be the case, our capital requirements could be more than our operating income. As of December 31, 2020, our cash balance was $183,634. We do not have sufficient cash to indefinitely sustain operating losses but believe we can generate positive cash flow within twelve months from the funds raised in this offering. Our potential profitability depends on our ability to generate and sustain substantially higher net sales with reasonable expense levels. We may not operate on a profitable basis or that cash flow from operations will be enough to pay our operating costs. We anticipate that the funds raised in this offering will be sufficient to fund our planned growth for the year after we close on the offering assuming we raise the minimum amount in this offering. Thereafter, if we do not achieve profitability, we will need to raise additional capital to finance our operations. We have no current or proposed financing plans or arrangements other than this offering. We could seek additional financing through debt or equity offerings. Additional financing may not be available to us, or, if available, may be on terms unacceptable or unfavorable to us. If we need and cannot raise additional funds, further development of our business, upgrades in our technology, additions to our product lines may be delayed or postponed indefinitely; if this happens, the value of your investment could decline or become worthless.

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The public market for our common stock currently exists but it is thinly traded, and a broad active trading market may never materialize, and an investor may not be able to sell their stock.

Prior to this offering, there has been thin trading in the public market for our common stock. A broad active trading market still may not develop and, even so, the market value could decline to a value below the offering price in this prospectus. Additionally, if the market is not active or illiquid, investors may not be able to sell their securities.

If a public trading market for our common stock materializes, we may be classified as a ‘penny stock’ which has additional requirements in trading the stock, which could cause you not to be able to sell your stock.

The U.S. Securities and Exchange Commission treats stocks of certain companies as a ‘penny stock’. If we are classified as a ‘penny stock’, that classification makes it harder to trade even if it is traded on an electronic exchange like the over-the-counter bulletin board. These requirements include (i) broker-dealers who sell to customers must have the buyer fill out a questionnaire, and (ii) broker-dealers may decide upon the information given by a prospective buyer whether or not the broker-dealer determines the stock is suitable for their financial position. These rules may adversely affect the ability of both the selling broker-dealer and the buying broker-dealer to trade your securities as well as the purchasers of your securities to sell them in the secondary market.

Investing in a penny stock has inherent risks, affecting both brokers, buyers and sellers, which could cause the marketability of your stock to be lesser than if there were not those requirements.

When a seller of a ‘penny stock’ desires to sell, they must execute that trade through a broker. Many brokers do not deal in penny stocks, so a seller’s ability to market/sell their stock is reduced because of the number of brokers who engage in trading such stocks. Additionally, if a broker does engage in trading penny stocks, and the broker has a client who wishes to buy the stock, they must have the client fill out a number of pages of paperwork before they can execute the trade. These requirements cause a burden to some who may decide not to buy because of the additional paperwork. Thus, the marketability of your stock is less as a penny stock than as a stock listed on an exchange. This could cause your investment to be worth less liquid and investors may not be able to market their shares effectively.

Shareholders purchasing Units in this offering will experience immediate and substantial dilution, causing their investment to immediately be worth less than their purchase price.

If you purchase Units in this offering, for the stock component, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. As an example, this means that if you buy Units in this offering for $5.00 per Unit, you will pay substantially more than our current shareholders. The following represents your dilution: (a) if the low point of 2,000,000 Units are sold, an immediate decrease in book value to our new shareholders from $5.00 to $0.63 per share and an immediate dilution to the new shareholders of $4.37 per common share; (b) if the midpoint of 5,000,000 Units are sold, an immediate decrease in book value to our new shareholders from $5.00 to $1.36 per share and an immediate dilution to the new shareholders of $3.64 per common share. and (c) if the maximum of 10,000,000 Units are sold, an immediate decrease in book value to our new shareholders from $5.00 to $2.15 per share and an immediate dilution to the new shareholders of $2.85 per common share.

Investors are not able to cancel their subscription agreements they sign, therefore losing any chance to change their minds.

Once the Company receives an investor’s subscription, they will not be able to cancel their subscription. The investor will therefore lose any right or opportunity to change their mind after receipt by the Company.

Our offering price of $5.00 per Unit was determined arbitrarily by our Board of Directors. Your investment may not be worth as much as the offering price because of the method of its determination.

The Board of Directors arbitrarily determined the price for the offering of $5.00 per Unit. As the offering price is not based on a specific calculation or metric the price has inherent risks and therefore your investment could be worth less than the offering price.

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There are inherent risks of being a public company, such as regulatory filings, costs associated with regulatory matters which include audits and legal. These deadlines and costs of regulatory requirements could cause diversion from the business itself which causes the value of your investment to decline.

There are inherent risks in being a public company including regulatory filings which have deadlines, costs associated with these regulatory requirements which include audit, legal and significant time of management. The failure of management to deal with these requirements on a timely basis or the inability of the company to be able to afford to pay for them, could cause the value of the business, and therefore your investment, to lose value or even become worthless.

There are industry risks such as a low barrier of entry, no licensing requirements, and competition from various aspects of the publishing industry, all of which could affect our sales and if they negatively affect our sales, your investment could go down in value or even disappear altogether.

There are risks in our industry including a low barrier of entry meaning that it does not take a lot of capital to get started, there are no regulatory requirements. If any of these risks flow to our company in reduced sales and/or higher costs, your investment could go down in value or even become worthless.

The Company relies on the services provided by the key officers and the loss of officers could adversely affect the Company and therefore could adversely affect the value of your investment.

The services provided by the Company’s CEO/President and certain officers are currently a key factor to maintain the strength of its administrative and technology capabilities. The loss of any of them could have material adverse effect on the Company, while a replacement is being appointed by the board of directors. We do not maintain any key man life insurance on any officer.

Additional Crown Equity risk factors are disclosed within the following Special Note Regarding Forward-Looking Statements

Impact of the Coronavirus pandemic

In December 2019, an outbreak of a novel strain of coronavirus (COVID-19) originated in Wuhan, China, and has since spread globally. On March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic and, on March 13, 2020, the United States declared a national emergency with respect to COVID-19.

The coronavirus pandemic outbreak caused major disruptions to businesses and markets worldwide. Though the company cannot predict what the long-term effects of this pandemic and the resulting economic disruptions may have on our results of operations. The extent of the effect of the pandemic on our liquidity and results of operations will depend on future developments, including the duration, spread and intensity of the pandemic, and governmental, regulatory and private sector responses, all of which are uncertain and difficult to predict.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to:

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•	the possibility that certain tax benefits of our net operating losses may be restricted;

•	the inability to carry out plans and strategies as expected;

•	limitations on the availability of sufficient credit or cash flow to fund our working capital needs and capital expenditures and debt service;

•	difficulty in fulfilling the terms of our convertible note payables, which could result in a default and acceleration of our indebtedness under our convertible note payables;

•

the possibility that we issue additional shares of common stock or convertible securities that will dilute the percentage ownership interest of existing stockholders and may dilute the book value per share of our common stock;

•	the relatively low trading volume of our common stock, which could depress our stock price;

•	competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects;

•	a general reduction in the demand for our services;

•	our ability to enter into, and the terms of, future contracts;

•	uncertainties inherent in estimating future operating results, including revenues, operating income or cash flow;

•	complications associated with the incorporation of new accounting, control and operating procedures;

•	the recognition of tax benefits related to uncertain tax positions;

•	our ability to timely and effectively scale and adapt our existing technology and network infrastructure;

•	our ability to maintain an adequate rate of revenue growth;

•	the effects of increased competition in our market;

•	our ability to effectively manage our growth;

•	to maintain, protect and enhance our brand and intellectual property;

•	the attraction and retention of qualified key personnel; and

•	other risk factors included under “Risk Factors” in this prospectus.

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These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the Units offered by us will be approximately $9,883,510 based on selling a low point of 2,000,000 Units, $24,783,510 based upon selling the midpoint of 5,000,000 Units and $49,733,510 based on selling the maximum 10,000,000 Units, assuming an offering price of $5.00 per Unit. as set forth on the cover page of this prospectus.

We currently intend to use the net proceeds to us from this offering primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters auditor, legal, administrative employees, contractors, news feeds, continued website development and maintenance to enhance our infrastructure, and capital expenditures. We estimate the following uses but reserve the right to reallocate the category uses or to use them in the way the Officers and Directors deem the best use.

Category	Low Point	Mid-Point	Maximum

Web design and maximization	$500,000	$1,500,000	$2,500,000
Internet traffic marketing and optimization	$1,500,000	$3,500,000	$6,000,000
Wages – New Hires	$400,000	$900,000	$1,500,000
Add on Services to Enhance our Platform	$250,000	$350,000	$500,000
Alliances and Sponsorships to enhance Traffic generation	$1,000,000	$4,000,000	$9,000,000
General Operating Expenditures for our Platform	$1,500,000	$3,000,000	$6,000,000
General Corporate Overhead	$4,733,510	$11,533,510	$24,233,510
TOTAL	$9,883,510	$24,783,510	$49,733,510

We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments. None the less, we do have four additional “doing business as” endeavors that can stand on its own merits, as well as with CRWE WORLD that may be considered. We will have broad discretion over the uses of the net proceeds in this offering.

DETERMINATION OF OFFERING PRICE

The Company arbitrarily determined the price for the offering of $5.00 per Unit. As the offering price is not based on a specific calculation or metric the price has inherent risks and therefore your investment could be worth less than the offering price.

MARKET PRICE OF COMMON STOCK

Our common stock is quoted for trading on the Pink Open Market as “OTC PINK:” with the symbol “CRWE”. The following table sets forth the high and low bid prices for our common stock for the periods indicated. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

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Period	High	Low
1st Qtr. 2020	1.55	0.75
2nd Qtr. 2020	1.25	0.54
3rd Qtr. 2020	5.25	1.00
4th Qtr. 2020	4.50	1.00
1st Qtr. 2019	2.10	2.06
2nd Qtr. 2019	2.10	2.10
3rd. Qtr. 2019	2.10	1.92
4th Qtr. 2019	1.55	1.55
1st Qtr. 2018	1.00	1.00
2nd Qtr. 2018	2.00	1.00
3rd. Qtr. 2018	3.00	1.85
4th Qtr. 2018	3.00	1.85

DIVIDEND POLICY

The Company have never declared or paid dividends on our capital stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. We do not anticipate paying any dividends on our capital stock in the foreseeable future. Investors should not purchase our securities with the expectation of receiving cash dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

CAPITALIZATION

The following summary describes our capital stock as in our amended and restated articles of incorporation

Authorized Capital. The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is 490,002,000 shares, consisting of (i) four hundred fifty million (470,001,000) shares of Common Stock, par value $.001 per share (“Common Stock”), and (ii) 20,001,000 shares of Preferred Stock, par value $.001 per share (“Preferred Stock”), of which one thousand (1,000) shares shall be designated as Series A Preferred Stock, par value $.001 per share.

1.	Common Stock.

a. Dividends. Subject to the rights, if any, of the holders of Preferred Stock with respect to the payment of dividends and the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts for the benefit of such holders and subject to any other conditions that may be fixed in or pursuant to the provisions of this Article IV, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors on the Common Stock out of assets which are legally available therefore. Any such dividends shall be divided among the holders of the Common Stock on a pro rata basis.

b. Liquidation. In the event of any liquidation of the corporation, after payment or provision for payment of the debts and liabilities of the corporation and after distribution to the holders of Preferred Stock of the amounts fixed in or pursuant to the provisions of this Article IV, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to stockholders. Any such assets shall be divided among the holders of Common Stock on a pro rata basis.

c. Voting. Except as may otherwise be required by law and subject to the rights of the holders of Preferred Stock fixed in or pursuant to this Article IV, each holder of Common Stock shall have one vote for each share of Common Stock held by such holder on each matter submitted to a vote of the stockholders.

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2.	Preferred Stock.

a.

General. Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have any designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed in this Article IV and in any resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter prescribed (a “Preferred Stock Designation”).

b.

Authority of Board of Directors; Preferred Stock Designation. In addition to the series of Preferred Stock authorized pursuant to paragraph 4 of this Article IV, authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more series, and with respect to each series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(1)

whether or not the series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(2)	the number of shares to constitute the series and the designations thereof;

(3)	the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any series;

(4)

whether or not the shares of any series shall be redeemable at the option of the corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property), and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

(5)

whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

(6)

the dividend rate, whether dividends are payable in cash, stock of the corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(7)

the preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the corporation;

(8)

whether or not the shares of any series, at the option of the corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of the corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(9)	any other special rights and protective provisions with respect to any series that the Board of Directors may deem advisable.

c.

Separate Series; Increase or Decrease in Authorized Shares. The shares of each series of Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects and in any other manner. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of Preferred Stock not designated for any other series. Unless otherwise provided in the Preferred Stock Designation, the Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution subtracting from such series authorized and unissued shares of Preferred Stock designated for such existing series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

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3.	Series A Preferred Stock.

There shall be authorized a series of Preferred Stock which shall have the designation and powers, preferences and rights, and qualifications, limitations and restrictions thereof, set forth in this Article IV. The designation of this series of Preferred Stock (“Series A Preferred Stock”) shall be “Series A Preferred Stock”, and the total number of authorized shares of such series shall be 1,000. Subject to the provisions of the Certificate of Incorporation, such number of shares may be increased or decreased from time to time by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of such series then issued and outstanding, plus the number of shares of such series reserved for issuance upon the exercise of outstanding options, warrants or rights or the conversion or exchange of outstanding indebtedness or other securities issued by the corporation. Shares of Series A Preferred Stock shall have no dividend, voting or other rights except for the right to elect Class I Directors as set forth in below.

The Board of Directors shall be divided into two classes of directors, Class I Directors and Class II Directors, all of whom shall be eligible for election at each annual meeting of the stockholders. The Board of Directors shall have the right to fix the number of directors from time to time, provided that the number of Class I Directors shall always be equal to the number of Class II Directors plus one. The Class I Directors shall be elected by the vote of the holders of the issued and outstanding shares of Series A Preferred Stock voting together as a single class and the Class II Directors shall be elected by the vote of the holders of the issued and outstanding shares of Common Stock voting together as a single class. To the extent that no shares of Series A Preferred Stock are issued and outstanding, then all directors shall be elected by the vote of the holders of the issued and outstanding shares of Common Stock voting together as a single class.

Our common stock is listed (OTC PINK: CRWE)

DILUTION

If you purchase Units in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering.

The book value of our common stock as of the year ended December 31, 2020 was $(0.04) per share. Projected book value per share is equal to our total assets, less total liabilities, divided by the number of shares of common stock outstanding.

After giving effect to the sale of common stock offered by us in this offering, and the receipt and application of the estimated net proceeds (at an initial public offering price of $5.00 per Unit, after deducting estimated offering expenses), our projected book value as of December 31, 2020 would be:

$9,389,713 or $0.63 per share, if a lower amount is sold,

$24,339,713 or $1.36 per share if the midpoint amount is sold, and

$49,289,713 or $2.15 per share, if the maximum is sold.

This means that if you buy stock in this offering at $5.00 per Unit, the common shares you receive you will pay substantially more than our current shareholders. The following represents your dilution:

•

if a lower amount of 2,000,000 shares are sold, an immediate decrease in book value to our new shareholders from $5.00 to $0.63 per share and an immediate dilution to the new shareholders of $4.37 per common share.

•

if a midpoint amount of 5,000,000 shares are sold, an immediate decrease in book value to our new shareholders from $5.00 to $1.36 per share and an immediate dilution to the new shareholders of $3.64 per common share.

•

if the maximum of 5,000,000 shares are sold, an immediate decrease in book value to our new shareholders from $5.00 to $2.15 per share and an immediate dilution to the new shareholders of $2.85 per common share.

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The following table illustrates this per share dilution:

	Lower Amount	Midpoint	Maximum
Assumed public offering price per share	$5.00	$5.00	$5.00
Book value as of December 31, 2020 per share	$0.03	$0.03	$0.03
Projected book value after this offering per share	$0.63	$1.36	$2.15
Increase attributable to new shareholders per share	$0.60	$1.33	$2.12
Projected book value as of December 31, 2020 after this offering per share	$0.63	$1.36	$2.15
Decrease to new shareholders per share	$4.37	$3.64	$2.85
Percentage dilution to new shareholders per share	87%	73%	57%

SELECTED FINANCIAL DATA

The following table presents the company’s selected financial data for the periods presented and should be read together with the sections of this prospectus titled “Risk Factors” and our financial statements and related notes thereto appearing elsewhere in this prospectus. The following selected statements of operations data for the year ended December 31, 2020 and December 31, 2019 are derived from our unaudited and audited financial statements included elsewhere in this prospectus. The summary of our financial data set forth below should be read together with our financial statements and the related information, as well as in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus.

	Audited	Audited
	December 31, 2020	December 31, 2019
Balance Sheet:
Working Capital	$(444,256)	(321,331)
Total Assets	199,139	29,879
Total Liabilities	642,935	348,304

Statement of Operations:
Revenue	7,948	53,793
Depreciation	25,331	31,668
General & Administrative	614,489	115,695
Other Income (Expense)	(542,796)	(59,456)
Net Loss	(1,174,015)	(153,026)

Loss per Share (Basic & Diluted)	(0.09)	(0.01)
Weighted Average. Shares Outstanding	12,428,674	11,936,422

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our Financial Statements and the notes thereto, set forth in the “Financial Statements”, as well as what is set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, and notes included in Part I of our year end on Form 10-K. The following discussion may contain forward looking statements. For additional information, see “Disclosure Regarding Forward Looking Statements” in Part I of the year ended 10-K as well.

Overview

Crown Equity Holding, Inc. and or (the Company) office is located at 11226 Pentland Downs Street, Las Vegas, NV 89141.

As of December 31, 2020 Crown, Equity has zero employees and is utilizing the services of three independent contractors and the following four officers, Mike Zaman, Kenneth Bosket, Montse Zaman and Vinoth Sambandam.

The following discussion of the financial condition, changes in financial condition and results of operations of the Company for the fiscal years ended December 31, 2020 and 2019 should be read in conjunction with the financial statements of the Company and related notes included therein.

Liquidity and Capital Resources

Since inception, the Company’s most significant change in liquidity or capital resources or stockholders’ equity has been receipts of proceeds from offerings of its capital stock. The revenue transaction does not reflect the ability of the Company to fund itself without outside sources in the future. Further, there exist no agreements or understandings regarding loan agreements by or with the Officers, Directors, principals, affiliates or shareholders of the Company. In the past, officers and directors of the Company have lent or advanced monies to the Company to fund operations, there are no formal agreements or arrangements for them to continue to do so. As of December 31, 2020, the Company has $3,047 in cash and $15,045 of long-term debt.

At December 31, 2020, the Company had negative working capital of $444,256 which consisted of current assets of $3,047 and current liabilities of $627,800. The current liabilities of the Company at December 31, 2020 are composed of accounts payable and accrued expenses of $137,793, accounts payable and accrued expenses and notes payable to related party of $444,246 and $5,508, respectively, and current portion of long-term debt of $29,010.

Cash flows use in operating activities during the year ended December 31, 2020 was $72,957 compared to cash flow used of $67,675 for the same period in 2019.

Cash flows used in investing activities were $174,597 and $0 for the years ended December 31, 2020 and 2019.

Cash flows provided by financing activities was $249,604 for the year ended December 31, 2020 compared to $55,378 for the same period in 2019. The financing activities in 2020 consisted mostly of proceeds from sale of stock.

As of December 31, 2020, the Company had total assets of $199,139 and total liabilities of $642,935. Stockholders' deficit as of December 31, 2020 was $443,796 compared to a deficit of $318,425 at December 31, 2019. The Company will attempt to carry out its plan of business as discussed above. The Company cannot predict to what extent its lack of liquidity and capital resources will hinder its business plan. The Company will need additional capital to fund that proposed operation.

NEED FOR ADDITIONAL FINANCING

The Company's existing capital may not be sufficient to meet the Company's cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended.

No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any funds will be available to the Company to allow it to cover its expenses.

The Company might seek to compensate providers of services by issuances of stock in lieu of cash.

RESULTS OF OPERATIONS - Comparison of the Year Ended December 31, 2020 to the Year Ended December 31, 2019

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REVENUES

Sales for the year ended December 31, 2020 were $7,948 compared to $53,793 for the year ended December 31, 2019, a decrease of $45,845. Of the $7,948 revenue in 2020, $5,100 was from related parties.

OPERATING EXPENSES

During the year ended December 31, 2020, we incurred $639,820 in operating expenses, compared to $147,363 in the same period ended December 31, 2019, an increase of $492,547 mainly due to increase in administrative contract expenses.

OTHER INCOME AND EXPENSES

During the year ended December 31, 2020, we incurred other expenses of $542,796, consisting of interest expense of $7,461, amortization of the beneficial conversion feature of our convertible notes of $8,370, investment expense of $17,000 and loss on settlement of accounts payable of $543,987. In the year ended December 31, 2019 we had other expenses of $59,456, consisting of interest expense of $21,885 and amortization of the beneficial conversion feature of our convertible notes of $38,920 and gain on extinguishment of debt of $1,349.

During the year ended December 31, 2020, we had other income of $34,022 from gains realized on stocks held.

NET LOSS

The Company had a net loss for the year ended December 31, 2020 of $1,174,015 compared to a net loss of $153,026 for the year ended December 31, 2019, an increase of $1,020,989 mainly due to increase in administrative contract expenses and loss on settlement of accounts payable for services.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, the Company's most significant change in liquidity or capital resources or stockholders' equity has been receipts of proceeds from offerings of its capital stock. The revenue transaction does not reflect the ability of the Company to fund itself without outside sources in the future. Further, there exist no agreements or understandings with regard to loan agreements by or with the Officers, Directors, principals, affiliates or shareholders of the Company. In the past, officers and directors of the Company have lent or advanced monies to the Company to fund operations, there are no formal agreements or arrangements for them to continue to do so. As of December 31, 2020, the Company has $3,047 in cash, $180,587 held in brokerage accounts and $15,045 of long-term debt.

At December 31, 2020, the Company had negative working capital of $444,256 which consisted of current assets of $183,634 and current liabilities of $627,890. The current liabilities of the Company at December 31, 2020 are composed of accounts payable and accrued expenses of $137,793, accounts payable and accrued expenses and notes payable to related party of $444,246 and $5,508, respectively, deferred revenue from related party $11,333, current portion of long term debt of $29,010.

Cash flows used in operating activities during the year ended December 31, 2020 was $72,957 compared to cash flow used of $67,675 for the same period in 2019.

Cash flows used in investing activities were $174,597 and $0 for the years ended December 31, 2020 and 2019.

Cash flows provided by financing activities was $249,604 for the year ended December 31, 2020 compared to $55,378 for the same period in 2019. The financing activities in 2020 consisted mostly of proceeds from sale of stock.

As of December 31, 2020, the Company had total assets of $199,139 and total liabilities of $642,935. Stockholders' deficit as of December 31, 2020 was $443,796 compared to a deficit of $318,425 at December 31, 2019. The Company will attempt to carry out its plan of business as discussed above. The Company cannot predict to what extent its lack of liquidity and capital resources will hinder its business plan. The Company will need additional capital to fund that proposed operation.

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NEED FOR ADDITIONAL FINANCING

The Company's existing capital may not be sufficient to meet the Company's cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended. No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any funds will be available to the Company to allow it to cover its expenses.

The Company might seek to compensate providers of services by issuances of stock in lieu of cash.

RESULTS OF OPERATIONS - Comparison of the Year Ended December 31, 2020 to the Year Ended December 31, 2019

REVENUES

Sales for the year ended December 31, 2020 were $7,948 compared to $53,793 for the year ended December 31, 2019, a decrease of $45,845. Of the $7,948 revenue in 2020, $5,100 was from related parties.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have retained M&K CPAS, PLLC as our registered independent public accounting firm. We have had no disagreements with them on accounting and disclosure issues.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a “smaller reporting company” as defined by Item 12b-2 of the securities exchange act of 1934 (the “exchange act”) and are not required to provide information required under this Item.

DESCRIPTION OF BUSINESS

Crown Equity Holdings, Inc. (CRWE or the Company) was formerly known as Micro Bio-Medical Waste Systems, Inc. and was incorporated on August 31, 1995 as "Visioneering Corporation" under the laws of the State of Nevada.

The Company maintains its executive office at 11226 Pentland Downs Street, Las Vegas, NV 89141

Overview

CRWE WORLD, is a Crown Equity Holdings, Inc. online business that engages local, state, national and global consumers everyday with its worldwide business-focused digital publishing company platform, that is designed to disseminate news and press releases received from various sources and presents them in one location for easy viewing, making the company’s site an efficient way of keeping its worldwide business related and general public market readership informed with news from one site.

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People use the CRWE WORLD digital online media site on their electronic devices, including smart phones, laptops and pads to stay connected and keep up to date as much as possible with the relevant information in their respective industries, which is not always easy to do. CRWE WORLD news goal is to give people the ability to read through the latest news stories that have an impact on the individuals or their businesses, all from one convenient location, so there’s no need to comb through dozens of websites hoping to find the news that they want.

People can use CRWE WORLD, News aggregator platform to take care of the busy work and put information at their fingertips to discover what is happening in the business world around them. As the saying goes, “knowledge is power,” and news aggregators are an excellent way to obtain the knowledge in one location.

As digital publishing continues to expand and grow, a person only has to get to the site and select the news that he or she is interested in reading. With CRWE World finding success by casting a business related news site to the financial market segments.

CRWE WORLD also creates engagements by providing readerships the ability to create and share their news, stories and events from or within their communities.

CRWE WORLD is built on the assumption that while there are still plenty of print and online publications around, its primary focus is publishing news and various types of business-related news in one place, unlike most aggregated publishers. CRWE WORLD is using its niche of being primarily business-related news. Though the company does not generate revenue directly from its users, the company revenue’s sources will come from the advertisers desiring to engage the company’s monthly active users for a fee. Starting with the placement of online banners designed for digital advertising, through the use of sponsored hyperlinks, pay-per-click, or impressions to drive traffic to their website for the purpose of increasing their brand or product awareness.

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To build a successful digital media company it’s important we continue to diversify our product portfolio. With more content, employees and a sales team, Crown Equity Holdings, Inc. believes that there is a significant opportunity to expand CRWE World’s user and business bases. Industry sources estimate that almost 4.57 billion people were active internet users as of July 2020, encompassing 59 percent of the global population.

Company’s Values:

•	Integrity in all we do.
•	Increase shareholders value, build financial strength of our company and, therefore, prosper as business.

Growth Strategy

Crown Equity Holdings, Inc. has aligned its CRWE World business growth strategy around the two primary constituents of its platform: “users” and “advertisers”.

Advertiser: Crown Equity Holdings, Inc. can increase the value of its platform for advertisers by enhancing the advertising services and making our platform more accessible.

Mobile Applications: The company plan to develop mobile applications to drive user adoption of these applications. According to Statista, the current number of smart phone users in the world today is 3.5 billion, and this means 44.85% of the world's population are smart phone users

Product Development: The company to continue building and acquiring new technologies to develop and improve its products and services and make the platform more valuable and accessible to people around the world. Crown Equity Holdings, Inc. also plan to continue to focus on making CRWE WORLD simple and easy to use, particularly for new users.

Targeting: The company plan to continue to improve the targeting capabilities of our advertising services.

Opening the Company Platform to Additional Advertisers: The company believes that advertisers outside of the United States represent a substantial opportunity and we plan to invest to increase our advertising revenue from international advertisers, including by launching our self-serve advertising platform in selected markets.

New Advertising Formats: The company intends to develop new and unique ad formats for our advertisers.

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Competitive Advantage

Benefits of specialization include greater economic efficiency, consumer benefits, and opportunities for growth for competitive sectors.

Knowing that the internet contains an unending stream of information and data at all times, combined with so much information available from some of the most popular news aggregators sources, which include Feedly, Google News, Alltop, and Flipboard, which can get overwhelming when searching for up-to-date information within a selected industry. Therefore, not only does CRWE WORLD specialize in providing business information in a specific field, but its target market can limit their search to one source within the aggregated news industry. The Company believes that as it specializes, it will automatically gather a higher perception of authority in the marketplace.

Here are a few examples of natural evolutions in specialization:

•	Real estate agent to buyer’s agent
•	General auto mechanic shop to quick oil change shop
•	Business consultant to marketing consultant

The Company plans to specialize in aggregating business press release and new, and focus on providing that value for its readerships and clients.

Other Products and Services

Crown Equity Holdings, Inc., in addition to CRWE Word, it owns the following online sites::

iB2B Global (https://ib2bglobal.com), an online e-commerce marketplace that is near completion will offer a trusted platform to enable businesses to transform the way they market, sell and operate. The company will provide the technology infrastructure and marketing reach to help merchants, brands and other businesses, as well as consumers to leverage the power of the internet to engage with their users and customers and operate in a more efficient way in selling merchandise. The site is designed for businesses-to-consumer (B2C) buying and selling fashion accessories, tools, grooming products, electronics, furniture, home goods and much more over the internet, and for business-to-business, (B2B) merchandise through iB2B Global web portal internationally. In fact, anything that is legally sellable may be sold through iB2B Global.

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The company will generate its revenues from memberships, percentages from products and advertisements.

CRWE Press Release (www.crwepressrelease.com) is a digital news and press release business that provides publishing and distribution as a solution for online written communication in reference to businesses for the purpose of announcing something that is newsworthy. This site low cost press release dissemination allows small to mid-cap public companies trading on the OTC, NYSE, NASDAQ, and NYSE Market, as well as privately own businesses to takes advantage of our per release price, or for those desiring "unlimited press release", with a flat rate plan to allow businesses to reach their target audiences whenever they want and still stay within a flat rate budget, to distribute an unlimited amount on an annually basis. CRWE Press Release offers increased visibility through its unique distribution model for both public and private companies, which will automatically publish its contents through “CRWE WORLD” online network of news and information publications.

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CRWETUBE (https://crwetube.com) is Crown Equity Holdings’ online video-sharing hosting service that allows users to upload videos to share for exposure, branding, marketing, and advertising purposes. The business will generate its revenue through advertisement from all video content being viewed.

CRWETECH (https://crwetech.com) is an IT/technology business that is offering its dependable IT support, web hosting, and design, server maintenance and other services to businesses in various professions, as the IT world grows more complex as technology evolves. The business is presently in the process establishing new services involving cloud computing to its line of services in providing web development and designing, as well as mobile applications, server maintenance, and web hosting.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age and position held by each of our executive officers, directors and director nominees as of January 29, 2020.

Name	Age	Positions Held and Tenure
Mike Zaman	64	Director since 11/2013; appointed President/CEO since 07/2015
Kenneth Bosket	67	Director since 06/2008; appointed to CFO since 06/2016
Montse Zaman	46	Director, Secretary and Treasurer since 02/2008
Vinoth Sambandam	38	Appointed CTO in 01/2017
Malcolm Ziman	69	Director and appointed Vice President of Finance since 08/2020
Dr. Shahram Khial, Ph.D.	70	Director and appointed Vice President of Marketing since 08/2020
Mohammad Sadrolashrafi Registered Professional Eng.	65	Director and appointed Vice President of Operations since 08/2020

There are no family relationship between or among any Officer and Director except that Mike Zaman and Montse Zaman are husband and wife.

The Directors named above will serve until the next annual meeting of the Company’s stockholders. Thereafter, Directors will be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exist or is contemplated. There is no arrangement or understanding between the Directors and Officers of the Company and any other person pursuant to which any Director or Officer was or is to be selected as a Director or Officer of the Company.

The Directors and Officers of the Company will devote their time to the Company’s affairs on an “as needed” basis. As a result, the actual amount of time which each will devote to the Company’s affairs is unknown and is likely to vary substantially from month to month.

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The Board of Directors acts for the Company as the audit and compensation committee.

Business Experience: The following is a brief account of the business experience for the past five years of the directors and executive officers, indicating their principal occupations and employment during that period, and the names and principal businesses of the organizations in which such occupations and employment were carried out.

MIKE ZAMAN - Mike Zaman is the President and CEO of the company. He was born in Tehran, Iran and moved to Florida in the 1980’s where he attended Florida International University to study Computer Science. Since becoming a U.S. citizen, he has been a corporate, marketing and sales consultant for many numerous companies and has advised or consulted in the process of mergers, acquisitions, as well as the raising of capital for private and public entities. He was appointed as the Company’s Chief Marketing Officer in October of 2013.

KENNETH BOSKET - Kenneth Bosket is a director and CFO of the Company. Mr. Bosket has been member of the Company’s team since June 2008. Mr. Bosket retired in 2004 after 30 years with Sprint (Telecommunication Division). Mr. Bosket is a former Board Member and President of Bridge Counseling Associates, a mental health and substance abuse service company. His experience includes implementing appropriate procedures for positioning his organization’s goals with successful teaming relationships, marketing and over 30 years of extensive customer service, as well as managing various departments, and being a western division facilitator working directly for a President of Sprint. Mr. Bosket earned a Master of Business Administration from the University of Phoenix and a Bachelor of Business Administration from National University.

MONTSE ZAMAN - Montse Zaman is the corporate secretary of the Company. She worked for Zaman & Company, a private business consulting firm, as an administrative assistant. In 2008, she joined the Company. Ms. Zaman has extensive organizational experience. She has a Bachelor’s degree in Communications from the Instituto Superior De Ciencia Y Tecnologia A.C. in Mexico.

VINOTH SAMBANDAM - Vinoth Sambandam, is the Chief Technology Officer, with several years of technical (IT) experience and has a background in BPO sector. Mr. Sambandam did his B.tech Information Technology in Dhanalakshmi College of Engineering in Chennai, India.

MALCOLM ZIMAN - Malcolm Ziman a businessman who has knowledge in finance, mergers, and acquisitions, and capital markets, combined with his professional experience in diverse operational, managerial, and administrative skills. Mr. Ziman studied Finance at University of Stellenbosch Business School in Bellville, Western Cape, South Africa and studied Marketing at Damelin College in South Africa.

SHAHRAM KHIAL - Shahram Khial Ph.D. has sound interpersonal communication skills in several languages, effective interfacing with health care institutions, communities, organizations and industries, public and private sectors within all levels of management. Mr. Khial have served on the board of directors of several private and publicly held corporations. He earned a Bachelor’s degree in Law and Political Sciences and a Masters of Public Administration Program from the University of Tehran, in Tehran, Iran. Mr. Khial received his Ph.D. in Educational Administration from the University of Utah in Salt Lake City, Utah.

MOHAMMAD SADROLASHRAFI - Mohammad Sadrolashrafi P.E. has multidisciplinary managerial, administrative and technical experience, as well as having the people skills to manage, negotiate, plan, design, and to achieve the company’s strategic goals. Mr. Sadrolashrafi received his Civil Engineering, Associate Degree in Science from Northern Virginia Community College in Annandale, VA, and a Civil Engineering, Bachelor of Science degree from University of Nevada at Reno, in Reno, NV.

Code of Ethics

The Company previously adopted a Code of Ethics in 2004. The Company has revised the Code of Ethics and is adopting a new Code of Ethics which applies to its directors as well as to its officers including its principal executive officer, principal financial officer, and principal accounting officer. A copy of the Code of Ethics is attached as an Exhibit to this Report and is also available on the Company’s website, www.crownequityholdings.com . A copy of the Code of Ethics is also available at no charge to anyone who may send a request in writing to the Company, addressed to its CEO, at Las Vegas, NV 89141.

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EXECUTIVE COMPENSATION

Summary Compensation Table

During the fiscal period 2020, the Company recorded aggregate compensation of $463,512 due to officers and directors. As of December 31, 2020, the outstanding balance due to officers and directors was $444,246.

During the fiscal period 2019 the Company paid its officers and directors an aggregate of $53,666. The remaining directors made the decision to serve as officers and/or directors without compensation upon appointment for the fiscal period 2020.

The following tables sets for the compensation for all officers and directors during the past three years:

Annual compensation					Long-term compensation Awards
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other annual compensation ($)	Restricted stock award(s) ($)	Securities underlying options/ SARs (#)	Payouts LTIP payouts ($)	All other compensation ($)	Total Compensation
Kenneth Bosket	2020	60,000	-	-	-	-	-	-	60,000
CFO, Director	2019	3,650	-	-	-	-	-	-	3,650
	2018	1,000	-	-	-	-	-	-	1,000

Arnulfo Saucedo-Bardan	2020	60,000	-	-	-	-	-	-	60,000
Former COO, Director	2019	-	-	-	-	-	-	-	-
	2017	1,400	-	-	-	-	-	-	1,400

Montse Zaman	2020	60,000	-	-	-	-	-	-	60,000
COO, Director	2019	-	-	-	-	-	-	-	-
	2018	-	-	-	-	-	-	-	-

Mike Zaman	2020	240,000	-	-	-	-	-	-	240,000
CEO, Director	2019	-	-	-	-	-	-	-	-
	2018	-	-	-	-	-	-	-	-

Vinoth Sambandam	2020	21,756	-	21,756	-	-	-	-	21,756
CTO	2019	25,008	-	25,008	-	-	-	-	25,008
	2018	25,008	-	25,008	-	-	-	-	25,008

Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meeting of the Board of Directors.

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The Company has no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to the Company's directors or executive officers.

The Company has no compensatory plan or arrangements, including payments to be received from the Company, with respect to any executive officer or director, where such plan or arrangement would result in any compensation or remuneration being paid resulting from the resignation, retirement or any other termination of such executive officer's employment or from a change-in-control of the Company or a change in such executive officer's responsibilities following a change-in-control and the amount, including all periodic payments or installments where the value of such compensation or remuneration exceeds $100,000 per executive officer.

During the last completed fiscal year, no funds were set aside or accrued by the Company to provide pension, retirement or similar benefits for Directors or Executive Officers.

The Company has no written employment agreements.

In December, 2007, the Company adopted the Crown Equity Holdings, Inc. Consultants and Employees Stock Plan for 2007. Under the Plan, 50,000 shares are reserved for issuance to employees, officers, directors, advisors and consultants. As of December 31, 2013, 28,855 shares had been issued under the Plan. During 2014, an additional 20,500 shares were issued under the Consultants and Employees Stock Plan.

In October, 2014, the Company adopted a new Crown Equity Holdings, Inc. Consultants and Employees Stock Plan for 2014. As of December 31, 2014, no shares were issued from this plan.

Termination of Employment and Change of Control Arrangement. Except as noted herein, the Company has no compensatory plan or arrangements, including payments to be received from the Company, with respect to any individual named above from the latest or next preceding fiscal year, if such plan or arrangement results or will result from the resignation, retirement or any other termination of such individual's employment with the Company, or from a change in control of the Company or a change in the individual's responsibilities following a change in control.

Section 16(a) Beneficial Ownership Reporting Compliance. During the year ended December 31, 2020, the following persons were officers, directors and more than ten-percent shareholders of the Company’s common stock:

Name	Position	Filed Reports

Montse Zaman	Officer, Director	Yes

RELATED PARTY TRANSACTIONS

The Company is provided office space by one of the officers and directors at no charge. The Company believes that this office space is sufficient for its needs for the foreseeable future.

On January 13, 2020, the Company paid the remaining payable balance due to Mike Zaman of $760 for expenses paid on behalf of the Company.

On January 29, 2020, WYSH Investment LLC paid the Company $100 for press release services.

During the period ended March 31, 2020, the Company recorded the forgiveness of $7,200 accounts payable rent balance due to Mike Zaman.

On March 1, 2020, Willy A Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On April 28, 2020, Shahram Khial was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

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On May 1, 2020, Mike Zaman was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On May 1, 2020, Montse Zaman was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On May 4, 2020 Arnulfo Saucedo-Bardan was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020, Malcolm Ziman was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020 Brian Colvin was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020 Jacob Colvin was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020 Brett Matus was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 11, 2020, Mohammad Sadrolashrafi was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On May 19, 2020 Joan R Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($2.50 total) to purchase 100,000 shares of common stock at the exercise price of $0.60 per share.

On May 19, 2020 Marvin A Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($2.50 total) to purchase 100,000 shares of common stock at the exercise price of $0.60 per share.

On May 20, 2020 Willy Rafael Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 29, 2020 Ybelka Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On June 9, 2020 Kenneth Cornell Bosket was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On July 1, 2020 Theresa Kitt was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On July 10, 2020, Shahram Khial was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On July 31, 2020, the Company entered into a Note Conversion Agreement with Willy A Saint-Hilaire to convert $17,633 of Note Payable plus interest of $859 to 36,984 shares of common stock at a conversion rate of $0.50 per share.

On September 1, 2020, the Company entered into a Services Agreement with American Video Teleconferencing Corp (AVOT) to provide advertising, branding and marketing solutions. The Company was compensated $17,000 for services to be rendered for a period of 12 months. Total compensation of $17,000 was converted to 17,000,000 shares of AVOT restricted common stock The Company recognized $5,663 in revenue for the year ending December 31, 2020. There is remaining $11,337 in deferred revenue as of December 31, 2020.

On September 9, 2020, Mohammad Sadrolashrafi purchased 30,000 shares of common stock at $0.50 per share at purchase price of $15,000.

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On September 14, 2020, AVOT paid the Company $150 for press release services.

On September 29, 2020, the Company entered into a Promissory Note Agreement with Willy A Saint-Hilare for $23,175. As original issuance discount for the note, the Company issued Common Stock for a total of 23,175 shares. The fair market value of the shares were in excess of the note and the company recorded a debt discount of $23,175.

The Company is periodically advanced operating funds from related parties with convertible notes payable. During the nine months ended September 30, 2020, total convertible notes from related parties was $23,175.

The Company is also periodically advanced funds to cover account payables by direct payment of the account payables from related parties.

Incorporation of Certain Information by Reference.

The registrant elects to incorporate information by reference pursuant as follows:

a)	The registrant’s Form 10-K filed with the U.S. Securities & Exchange Commission on May 29, 2020; and

b)	The registrant’s Form 8-K filed with the U.S. Securities & Exchange Commission on August 18, 2020; and

c)	The registrant’s Form 10-Q filed with the U.S. Securities & Exchange Commission on June 1, 2020; and

d)	The registrant’s Form 10-Q filed with the U.S. Securities & Exchange Commission on August 11, 2020; and

e)	The registrant’s Form 8-K filed with the U.S. Securities & Exchange Commission on August 18, 2020; and

f)	The registrant’s Form 10-Q filed with the U.S. Securities & Exchange Commission on November 20, 2020.

All the reports referenced above may be found on the SEC website at www.sec.gov. The registrant hereby commits: (i) That it will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus; (ii) That it will provide these reports or documents upon written or oral request; (iii) That it will provide these reports or documents at no cost to the requester.

Such request may be made to Kenneth Bosket, 11226 Pentland Downs Street, Las Vegas, NV 89141 or at his email address ken@crownequityholdings.com. The Registrant’s web page id www.crownequityholdings.com and the reports may also be found on the SEC website at www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCK MATTERS

There were 12,901,753 shares of the Company' common stock issued and outstanding on December 31, 2020. There are 20,001,000 shares of preferred stock, par value $.001, of which 1,000 are designated as Series A. The 1,000 Series A preferred shares are outstanding at December 31, 2020. No other Preferred Shares are outstanding at December 31, 2020. The following tabulates holdings of shares of the Company by each person who, subject to the above, at the date of this Report, holds or record or is known by Management to own beneficially more than five percent (5%) of the Common Shares of the Company and, in addition, by all directors and officers of the Company individually and as a group.

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Preferred Stock

Names and Addresses	Number of Preferred Shares Owned Beneficially	Percent of Preferred Beneficially Owned Shares

Mike Zaman (1)	1,000	100%
11226 Pentland Downs Street
Las Vegas, NV 89141

_______________

(1)	Denotes Officer and/or Director

Common Stock

Names and Addresses	Number of Shares Owned Beneficially	Percent of Beneficially Owned Shares

Montse Zaman (1)	10,012,057	85.08%
11226 Pentland Downs Street
Las Vegas, NV 89141

Ken Bosket (1)	21,022	0%
1453 Flintrock Road
Henderson, Nevada 89014

Mike Zaman (1)	7,476	0%
11226 Pentland Downs Street
Las Vegas, NV 89141

Vinoth Sambandam (1)	410,740	0%
L41A Bharathy Thasan Colony
KK Nagar, Chennai, 600 078 India

All directors and officers as a group	10,435,317	88.6%

_______________

(1)	Denotes officer or director.

Change in Control. There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common stock

We are offering for sale common stock with four common stock warrants for each common share purchased in our company at a price of $5.00 per share. The total amount of shares registered will be 50,000,000 common shares being comprised of 10,000,000 common shares and 40,000,000 common shares underlying the warrants. We are offering a minimum of 1,000 Units and a maximum of 10,000,000 Units with 40,000,000 warrants. Authorized Capital. The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is 470,001,000 shares, consisting of (i) four hundred fifty million (450,000,000) shares of Common Stock, par value $.001 per share (“Common Stock”), and (ii) 20,000,000 shares of Preferred Stock, par value $.001 per share (“Preferred Stock”), of which one thousand (1,000) shares shall be designated as Series A Preferred Stock, par value $.001 per share. At September 30, 2020, the Company had 12,898,753 shares of Common Stock outstanding and 1,000 shares of Series A Preferred Stock outstanding. See the section titled “CAPITALIZATION” for a more detailed description of the common and preferred shares.

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PLAN OF DISTRIBUTION

The offering will be sold by the Company’s Officers and Directors.

This is a self-underwritten offering. This Prospectus permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the effective date of this prospectus, the officers and directors, intend to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Our officers and directors will also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested in the Company as a possible investment. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. None of our officers and directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

b. None of our officers and directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c. None of our officers and directors are, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and,

d. All of our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officers, directors, control persons and affiliates of same will not purchase any shares in this offering.

Terms of the Offering

The Company is offering a maximum of 10,000,000 Units consisting of one common share and four warrants, at a fixed price of $5.00 per Unit. The price of $5.00 per Unit is fixed for the duration of the offering. The shares are intended to be sold directly through the efforts of our officers and directors. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. Our officers and directors intend to place the offering through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Our officers and directors will also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested in the Company as a possible investment. The offering will terminate when the sale of all 10,000,000 Units is completed, or when the board determines it is in the best interest of the Company to close the offering at any time. The subscription proceeds from the sale of the shares in this offering will be payable to Crown Equity Holdings, Inc. and will be deposited and held in a separate account by the company but it is not a formal escrow or trust account therefore such funds may be available to creditors of the Company.

The officers and directors of the issuer and any affiliated parties thereof will not participate in this offering.

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There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if the Company were to enter into such arrangements, the Company will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the Prospectus.

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.1) and sending it together with payment in full to the Company.

All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is a minimum of 1,000 shares required to be purchased by any individual investor. The Company reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once the Company accepts a subscription, the subscriber cannot withdraw it.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of Crown Equity Holdings, Inc. in the amount of $5.00 for each Unit you want to purchase.

Pink Open Market Considerations

We trade on the Pink Open Market, which is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the Pink Open Market. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Pink Open Market.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the Pink Open Market has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the Pink Open Market is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade Pink Open Market securities. Investors do not have direct access to the Markets service. For Markets securities, there only has to be one market maker. Markets transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the Markets, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because Pink Open Market board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

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LEGAL PROCEEDINGS

The Company is not involved in any legal proceedings.

LEGAL M ATTERS

The validity of the securities offered by us in this offering will be passed upon for us by Arnold F. Sock, Esquire, Los Angeles, California. Mr. Sock owns warrants to purchase, in the aggregate, less than one percent of the outstanding shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements of Crown Equity Holdings, Inc. as of December 31, 2019 and 2020 included in this prospectus have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, as set forth in their report thereon, which is included in this prospectus, and are included in this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Our attorney has passed upon the legality of the common stock issued before this offering and passed upon the common stock offered for sale in this offering. Our attorney is Arnold F. Sock, Esquire, Box 25847, Los Angeles, California 90025.

The experts named in this registration statement were not hired on a contingent basis and have no direct or indirect interest in our Company.

TRANSFER AGENT

The transfer agent of the Company is Signature Stock Transfer, Inc., 14673 Midway Road, Suite #220, Addison, Texas 75001

CONTROLS AND PROCEDURES

(a) Evaluation of Disclosure Controls and Procedures

Based on their evaluation of our disclosure controls and procedures(as defined in Rule 13a-15e under the Securities Exchange Act of 1934 the “Exchange Act”), our principal executive officer and principal financial officer have concluded that as of the end of the period covered by this quarterly report on Form 10-Q such disclosure controls and procedures were not effective to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms because of the identification of material weaknesses in our internal control over financial reporting which we view as an integral part of our disclosure controls and procedures. The material weaknesses relate to the lack of segregation of duties in financial reporting, as our financial reporting and all accounting functions are performed by an external consultant with no oversight by a professional with accounting expertise. Our CEO and CFO also do not possess accounting expertise and our company does not have an audit committee. These material weaknesses are due to the company’s lack of working capital to hire additional staff. To remedy this material weakness, we intend to engage another accountant to assist with financial reporting as soon as our finances will allow.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal control over financial reporting identified in connection with the evaluation required by paragraph (d) of Exchange Act Rules 13a-15 or 15d-15 that occurred during our first quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act that registers the shares of our common stock to be sold in this offering. This prospectus does not contain all the information contained in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copies of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

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You may read and copy all materials that we file with the SEC, including the registration statement and its exhibits and schedules, on the website maintained by the SEC. The address of that website is http://www.sec.gov. Information contained on any website referenced in this prospectus does not and will not constitute a part of this prospectus or the registration statement on Form S-1 of which this prospectus is a part.

In addition, upon the closing of this offering, we will be subject to the information reporting requirements of the Exchange Act and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and the website of the SEC referred to above. We also maintain a website at www.crownequityholdings.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus. Additionally, you may request a copy of any of our filings with the SEC at no cost, by writing or telephoning us at the following address:

Crown Equity Holdings, Inc.

11226 Pentland Downs Street

Las Vegas, Nevada 89141

(702) 683-8946

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

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Crown Equity Holdings, Inc.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Crown Equity Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Crown Equity Holdings, Inc. (the Company) as of December 31, 2020 and 2019 and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial states have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Going concern

Critical Audit Matter Description

As discussed in Note 2 to the financial statements, the Company had a going concern due to a working capital deficiency, negative cash flows from operations and limited business operations as of December 31, 2020. Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses which are not able to be substantiated.

How the Critical Audit Matter was Addressed in the Audit

To evaluate the appropriateness of the going concern, we examined and evaluated the financial information that was the initial cause along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

Stock-based Compensation

Critical Audit Matter Description

As discussed in Note 1 to the financial statements, the company issues stock-based compensation in accordance with ASC 718, Compensation. Auditing management’s calculation of the fair value of stock-based compensation can be a significant judgment given the fact that the Company uses management’s estimates on various inputs to the calculation.

How the Critical Audit Matter was Addressed in the Audit

To evaluate the appropriateness of the fair value determined by management, we examined and evaluated the inputs management used in calculating the fair value of the stock-based compensation.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2018.

Houston, Texas

March 16, 2021

F-3

CROWN EQUITY HOLDINGS, INC.

BALANCE SHEETS

(Audited)

	December 31,
	2020	2019

Assets
Current assets
Cash	$3,047	$997
Brokerage Account	180,587	-
Total Current Assets	183,634	997
Property and Equipment, net	15,505	28,882
Total Assets	$199,139	$29,879

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable and accrued expenses	$137,793	$210,223
Accounts payable and accrued expenses to related party	444,246	80,664
Deferred revenue related party	11,333	-
Convertible notes payable to related parties, net of debt discount	5,508	760
Current portion of long-term debt	29,010	30,681

Total Current Liabilities	627,890	322,328

Non-Current liabilities
Long-term debt	15,045	25,976
Total Liabilities	642,935	348,304

Stockholders' deficit
Preferred Stock, 20,000,000 shares authorized, authorized at $.001 par value, none issued or outstanding	-	-
Series A Convertible Preferred Stock, $0.001 par value, 1,000 shares authorized, 1,000 issued and outstanding at December 31, 2020 and 2019	1	1
Common Stock, 450,000,000 authorized at $0.001 par value; and 12,901,753 and 11,766,766 shares issued and outstanding at December 31, 2020 and 2019	12,902	11,766
Stock Payable	3,000	43,764
Additional paid-in capital	12,506,375	11,418,103
Accumulated deficit	(12,966,074)	(11,792,059)
Total stockholders' deficit	(443,796)	(318,425)
Total liabilities and stockholders' deficit	$199,139	$29,879

The accompanying notes are an integral part of these financial statements.

.

F-4

CROWN EQUITY HOLDINGS, INC.

STATEMENTS OF OPERATIONS

(Audited)

	For the Years Ended
	December 31,
	2020	2019

Revenues
Revenues	$2,848	$3,793
Revenues – Related Party	5,100	50,000
Total Revenues	7,948	53,793

Operating expenses
General and administrative expense	614,489	115,695
Depreciation	25,331	31,668
Total Operating Expenses	639,820	147,363

(Loss) from operations	(631,872)	(93,570)

Other income (expense)
Interest expense	(7,461)	(21,885)
Gain on extinguishment of debt	-	1,349
Gain on stock held	34,022	-
Loss on AP Settlement/Shares for services	(543,987)	-
Investment expense	(17,000)	-
Debt discount amortization	(8,370)	(38,920)
Total Other Expense	(542,796)	(59,456)

Net (loss)	$(1,174,015)	$(153,026)

Basic and Diluted income (loss) per share
Basic and diluted income per share	$(0.09)	$(0.01)

Weighted average number of shares outstanding basic and diluted	12,428,674	11,936,422

The accompanying notes are an integral part of these financial statements.

F-5

CROWN EQUITY HOLDINGS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Audited)

	Preferred Stock		Common Stock		Common Stock	Additional Paid-In	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Payable	Capital	Deficit	(Deficit)

Balances at December 31, 2018	1,000	$1	11,823,389	$11,823	18,756	$11,279,211	$(11,639,033)	$(329,242)
Common stock issued for services	-	-	-	-	-	7,698	-	7,698
Common stock issued for cash	-	-	130,000	130	-	64,870	-	65,000
Common Stock Subscribed for services	-	-	-	-	25,008	-	-	25,008
Common stock issued for settlement of debt	-	-	17,062	17	-	8,514	-	8,531
Common stock issued for settlement of debt – Related Parties	-	-	96,315	96	-	40,228	-	48,324
Forgiveness of interest from CEO	-	-	-	-	-	9,282	-	9,282
Shares for services returned	-	-	(300,000)	(300)	-	300	-
Net loss	-	-	-	-		-	(153,026)	(153,026)
Balances at December 31, 2019	1,000	$1	11,766,766	$11,766	$43,764	$11,418,103	$(11,792,059)	$(318,425)
Common stock issued for services	-	-	4,834	4	-	5,995	-	5,999
Common stock issued for services – Related Parties	-	-	156,061	156	(43,764)	62,365	-	18,757
Common stock issued for cash	-	-	475,000	475		246,025	-	246,500
Common Stock Subscribed for services	-	-	-	-	3,000	-	-	3,000
Common Stock Subscribed for Salary Settlement	-	-	160,000	160	-	79,840	-	80,000
Common stock issued for settlement of AP – Related Parties	-	-	204,933	205	-	63,819	-	64,024
Common stock issued for settlement of AP	-	-	74,000	74	-	36,926	-	37,000
Warrant Subscriptions	-	-	-	-	-	510	-	510
Loss on AP Settlement	-	-	-	-	-	117,000	-	117,000
Loss on AP Settlement – Related Parties	-	-	-	-	-	426,987	-	426,987
Forgiveness of AP by CEO	-	-	-	-	-	7,200	-	7,200
Debt Conversion – Related Parties	-	-	36,984	37	-	18,455	-	18,492
Prepaid Interest – Related Parties	-	-	23,175	25	-	23,150	-	23,175
Net Loss	-	-	-	-	-	-	(1,174,015)	(1,174,015)
Balances at December 31, 2020	1,000	$1	12,901,753	$12,902	$3,000	$12,506,375	$(12,966,074)	$(443,796)

The accompanying notes are an integral part of these financial statements.

F-6

CROWN EQUITY HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

(Audited)

	For the Years Ended
	December 31,
	2020	2019

Cash flows from operating activities
Net (loss)	$(1,174,015)	$(153,026)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	24,756	32,706
Common stock issued for Settlement of Board Member Compensation	80,000	-
Depreciation	25,331	31,668
Loss (gain) on brokerage account	(34,022)	-
Loss on investment	17,000	-
Loss on AP settlement	543,987	-
Amortization of beneficial conversion feature	8,370	38,920
Gain on conversions	-	(1,349)
Changes in operating assets and liabilities
Cash transfer	23,435	-
Deferred revenue – related party	(5,667)	(50,000)
Accounts payable and accrued expenses – related party	363,585	28,961
Accounts payable and accrued expenses	54,283	4,445
Net cash (used in) operating activities	(72,957)	(67,675)

Cash flows from investing activities
Cash paid for purchase of fixed assets	(4,597)	-
Cash paid to brokerage account	(170,000)	-
Net cash (used in) investing activities	(174,597)	-

Cash flows from financing activities
Payments on convertible notes payable, related party	(14,122)	(3,011)
Borrowings from convertible notes payable, related party	33,675	-
Proceeds from Sale of Stock	246,500	65,000
Proceeds from EIDL loan	4,000	-
Principal payments on debt	(23,959)	(6,611)
Warrant Subscriptions	510	-
Shares subscribed for cash	3,000	-
Net cash provided by financing activities	249,604	55,378

Net increase (decrease) in cash	2,050	(12,297)

Cash, beginning of period	997	13,294

Cash, end of period	$3,047	$997

SUPPLEMENTAL DISCLOSURE:
Interest paid	$-	$-
Income taxes paid	-	-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Forgiveness of AP by CEO	7,200	-
Forgiveness of Interest – Related Party	-	9,282
Purchase of fixed assets through finance lease	7,357	9,985
Debt converted to common stock	18,492	8,531
Convertible debt for payment of AP	17,633	-
RP-AP Converted into common stock – Third Party	64,024	48,154
AP Converted into common stock – Third Party	$37,000	-
Shares issued for stock payable	$43,764	-
Stock for related party deferred revenue	$17,000	-
Stock issued for prepayment of interest on debt – related party	$23,175	-

The accompanying notes are an integral part of these financial statements.

F-7

CROWN EQUITY HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Crown Equity Holdings Inc. ("Crown Equity" or the "Company") was incorporated in August 1995 in Nevada. The Company offers through its digital network of websites, advertising branding, marketing solutions and other services to boost customer awareness, as well as merchant visibility as a worldwide online multi-media publisher. The Company focuses on the distribution of information for the purpose of bringing together its audience with the advertisers that want to reach them. Its advertising services cover and connect a range of marketing specialties, as well as provide search engine optimization for clients interested in online media awareness. Crown Equity Holdings' objective is making its endeavor known as CRWE WORLD into a global online news and information source, as well as a global one stop shop for various distinct products and services. The Company also offers services to companies seeking to become public entities in the United States, as well as providing various consulting services to companies and individuals dealing with corporate structure and operations globally.

In 2010, the Company formed two subsidiaries Crown Tele Services, Inc. and CRWE Direct, Inc. Crown Tele Services Inc. will provide voice over IP messaging at a competitive price to other competitors and CRWE Direct will provide its client with direct sales of products. This entity was divested at the end of 2017.

In 2011, the Company formed a wholly owned subsidiary CRWE Real Estate Inc. CRWE Real Estate Inc. will hold real estate. CRWE Real Estate Inc., Crown Tele Services, Inc. and CRWE Direct, Inc. were sold in December of 2016 for aggregate consideration of $100, resulting in a gain of $5,967.

In 2016, the company sale of the subsidiaries is not considered to be a strategic shift since there were minimal activities during the year in the subsidiaries.

Assets	-
Intercompany	-
Total Assets sold	-

Cash	100
Payable assumed by buyer	5,867
Total Consideration	5,967

Gain on sale of subsidiaries	5,967

On January 27, 2020, the Company re-acquired from AVOT the online business iB2BGlobal.com since company had not received the shares promised during the original sale.

Basis of Preparation

The accompanying financial statements include the financial information of Crown Equity Holdings Inc. (“Crown Equity”, the “Company”) have been prepared in accordance with the instructions to financial reporting as prescribed by the Securities and Exchange Commission (the “SEC”). The preparation of these financial statements and accompanying notes in conformity with U.S. generally accepted accounting principles (“GAAP”). In the opinion of management, the financial statements contained in this report include all known accruals and adjustments necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods reported herein.

Reclassifications

Certain prior period amounts have been reclassified to conform to current period presentation.

F-8

Adoption of New Accounting Standard

In February 2016, the FASB issued ASU 2016-02 “Leases”, which is codified in ASC 842 “Leases” and supersedes current lease guidance in ASC 840. These provisions require lessees to put a right-of-use asset and lease liability on their balance sheet for operating and financing leases that have a term of more than one year. Expense will be recognized in the income statement similar to current accounting guidance. For lessors, the ASU modifies the classification criteria and the accounting for sales-type and direct financing leases. Entities will need to disclose qualitative and quantitative information about their leases, including characteristics and amounts recognized in the financial statements. These provisions are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. We adopted the provisions on January 1, 2019, including interim periods subsequent to the date of adoption. Entities are required to use a modified retrospective approach upon adoption to recognize and measure leases at the beginning of the earliest comparative period presented in the financial statements. Since all the leases were finance leases, there was no effect on the financial statements when ASC 842 was adopted.

In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation, to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments for employees, with certain exceptions. Under the new guidance, the cost for nonemployee awards may be lower and less volatile than under current US GAAP because the measurement generally will occur earlier and will be fixed at the grant date. This update is effective for annual financial reporting periods, and interim periods within those annual periods, beginning after December 15, 2018, although early adoption is permitted. The Company adopted the standard effective January 1, 2019 and found the adoption did not have a material effect on our financial statements.

Crown Equity does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on their financial position, results of operations or cash flows.

Accounting Standards Not Yet Adopted

In June 2016, the FASB issued ASU 2016-3, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instructions (ASU 2016-13), which requires measurement and recognition of expected credit losses for financial assets held. ASU 2016-3 is effective for us in our first quarter of fiscal 2023, and earlier adoption is permitted. We are currently evaluating the impact of our pending adoption of ASU 2016-13 on our financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are primarily used in our revenue recognition, long-lived asset impairments and adjustments, deferred tax, stock-based compensation, and reserves for legal matters.

Cash and Cash Equivalents

Crown Equity considers all highly liquid investments purchased with an original maturity of three months or less to be cash and cash equivalents.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with ASC 718 requiring employee equity awards to be accounted for under the fair value method. Accordingly, share-based compensation is measured at grant date, based on the fair value of the award and is recognized as expense over the requisite employee service period. The Company accounts for stock-based compensation to other than employees in accordance with ASU 2018-07 Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period. The Company estimates the fair value of share-based payments using the Black-Scholes option-pricing model for common stock options and the closing price of the company's common stock for common share issuances.

F-9

Revenue Recognition

The core principles of revenue recognition under ASC 606 include the following five criteria:

1.	Identify the contract with the customer

Contract with our customers may be oral, written, or implied. A written and signed invoice stating the terms and conditions is the Company’ preferred method. The terms of a written contract may be contained within the body of an invoice or in an email. No work is commenced without an understanding between the Company and our client that a valid contract exists.

2.	Identify the performance obligations in the contract

Our sales and account management teams define the scope of services to be offered, to ensure all parties are in agreement and obligations are being delivered to the customer as promised. The performance obligation may not be fully identified in a mutually signed contract, but may be outlined in email correspondence, face-to-face meetings, additional proposals or scopes of work, or phone conversations.

3.	Determine the transaction price

Pricing is discussed and identified by the operations team prior to submitting an invoice to the customer.

4.	Allocate the transaction price to the performance obligations in the contract

If a contract involves multiple obligations, the transaction pricing is allocated accordingly, during the performance obligation phase.

5.	Recognize revenue when (or as) we satisfy a performance obligation

The Company uses digital marketing that includes digital advertising, SEO management and digital ad support. We provide whether presenting a vibrant but simple message about our clients that will enlighten their audience or deploying an influential digital marketing campaign on our online site or across one or multiple social media platforms. Revenue is recognized when ads are run on Company’s advertising platform.

The company generates analytical reports monthly or as required to show how the ad dollars were spent and how the targeting resulted in click-through. The report satisfies the performance obligation, regardless of the outcome or effectiveness of the campaign.

Sales are recognized when promised services are started in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Sales for service contracts generally are recognized as the services are being provided.

	December 31, 2020				December31, 2019
	Third Party	Related Party	Total	Third Party	Related Party	Total

IT Services on Company Server	$-	$-	$-	$-	$-	$-
Advertising	$-	$5,100	$5,100	$-	$-	$-
Click Based and Impressions Ads	$456	$-	$456	$2,743	$50,000	$52,743
Domain Registrations	$-	$-	$-	$10	$-	$10
Publishing and Distribution	$2,392	$-	$2,392	$1,040	-	1,040
	$2,848	$5,100	$7,948	$3,793	$50,000	$53,793

F-10

Revenue is based on providing through the Company’s server services, Managed Information Technology, 24/7 support, which includes designing, developing, testing, maintaining functionality, infrastructure monitoring, managing and hosting, combined with revenue received from the display of click based and impressions ads located on the Company’s websites, domain name registration, publishing and distribution of news and press releases.

	December 31,	December 31,
	2020	2019

Deferred Revenue	$11,333	$-

Deferred revenue is based on cash received or billings in excess of revenue recognized until revenue recognition criteria are met. Client prepayments are deferred and recognized over future periods as services are delivered or performed.

Accounts Receivable and Allowance for Doubtful Accounts

The Company establishes an allowance for bad debts through a review of several factors including historical collection experience, current aging status of the customer accounts, and financial condition of our customers. The Company does not generally require collateral for our accounts receivable. There were no accounts receivable and allowance for doubtful accounts as of December 31, 2020 and 2019.

Risk Concentrations

As of December 31, 2020, 64% of the Company’s revenues were received through advertisements, which 100% of the advertisement revenue was received through a related party. The remaining 36% of the remaining total revenues were from third parties for the displaying of click based and impressions ads located on the company’s websites, as well as for press releases and article publishing and distribution by the Company

In 2019, 98% of the Company’s revenues were received through advertisements, which 95% of the advertisement revenue was received through a related party. The remaining 2% of the remaining total revenues were from third parties for the displaying of click based and impressions ads located on the company’s websites, as well as for press releases and article publishing and distribution by the Company.

General and Administrative Expenses

Crown Equity's general and administrative expenses consisted of the following types of expenses during 2020 and 2019: Compensation expense, payroll expense, rent, travel and entertainment, legal and accounting, utilities, web sites, office expenses, depreciation and other administrative related expenses.

Property and Equipment

Property and equipment are carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is determined based on either expected future cash flows at a rate we believe incorporates the time value of money. No indications of impairments were identified in 2020 or 2019.

F-11

Basic and Diluted Net (Loss) per Share

	December 31,
	2020	2019
Numerator:
Net (Loss) attributable to common shareholders of Crown Equity Holdings, Inc.	$(1,174,015)	$(153,026)
Net (Loss) attributable to Crown Equity Holdings, Inc.	$(1,174,015)	$(153,026)

Denominator:
Weighted average common and common equivalent shares outstanding – basic and diluted	12,428,674	11,936,422

Earnings (Loss) per Share attributable to Crown Equity Holdings, Inc.:
Basic	$(0.09)	$(0.01)
Diluted	$(0.09)	$(0.01)

When an entity has a net loss, it is prohibited from including potential common shares in the computation of diluted per share amounts. Accordingly, we have utilized basic shares outstanding to calculate both basic and diluted loss per share for the years ended December 31, 2020 and 2019. The number of potential anti-dilutive shares excluded from the calculation shares for the year ended December 31, 2020 is 20,400,000.

Income Taxes

Uncertain tax position

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. No liability for unrecognized tax benefits was recorded as of December 31, 2020 and 2019.

Fair Value of Financial Instruments

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”)820, Fair Value Measurements and Disclosures, and ASC 825, Financial Instruments, the FASB establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expense and other current assets, accounts payable, accrued expenses and notes payable reported on the accompanying consolidated balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

An entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value using a hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy prioritized the inputs into three levels that may be used to measure fair value.

F-12

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in markets that are not active.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Our cash and brokerage accounts are measured at fair value on a recurring basis and estimated as follows.

December 30, 2020	Total	Level 1	Level 2	Level 3

Cash	$3,047	$3,047	$-	$-
Brokerage Accounts	180,587	180,587	-	-
Total	$183,634	$183,634	$-	$-

The Company's financial instruments consist of cash and cash equivalents, accounts payable and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Research and Development

The Company spent no money for research and development cost for the years ended December 31, 2020 and 2019.

Advertising Cost

The Company spent no money for advertisement for the years ended December 31, 2020 and 2019.

Depreciation expense was $25,331 and $31,668 for the years ended December 31, 2020 and 2019, respectively.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, Crown Equity an accumulated deficit of $12,966,074 since its inception and had a working capital deficit of $444,256 negative cash flows from operations and limited business operations as of December 31, 2020. These conditions raise substantial doubt as to Crown Equity's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if Crown Equity is unable to continue as a going concern.

Crown Equity continues to review its expense structure reviewing costs and their reduction to move towards profitability. Management plans to continue raising funds through debt and equity financing to grow the business to profitability. This financing may be insufficient to fund expenditures or other cash requirements. There can be no assurance that additional financing will be available to the Company on acceptable terms or at all. These financial statements do not give effect to adjustments to assets would be necessary for the Company be unable to continue as going concern

NOTE 3 – PROPERTY AND EQUIPMENT

The Company’s policy is to capitalize all property purchases over $1,000 and depreciates the assets over their useful lives of 3 to 7 years.

Property consists of the following at December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Computers – 3 year estimated useful life	$108,622	$96,669
Less – Accumulated Depreciation	(93,117)	(67,787)
Property and Equipment, net	$15,505	$28,882

F-13

Depreciation has been provided over each asset’s estimated useful life. Depreciation expense was $25,331, and $31,668 for the twelve months ended December 31, 2020 and 2019, respectively.

NOTE 4 – BROKERAGE ACCOUNT

As of December 31, 2020, the market value of the Company’s account portfolio, consisting of stocks only, was $180,587. The Company transferred $170,000 cash from accounts to brokerage account during the 3rd quarter of 2020 and realized a net gain of $34,022 on investments and $17,000 in investment expense. The Company invested in various industries within the Nasdaq and New York stock exchange.

NOTE 5 – CAPITAL LEASES

During the period ending December 31, 2020, the Company paid an aggregate of $23,959 toward capital lease balances. During 2020 and 2019, the Company borrowed an aggregate $7,357 and $9,985 under the following third-party finance lease transactions:

A $9,985 note from a third party for the lease of fixed assets, bearing interest at 22%, amortized over 24 months with a payments of $498 in additional to a $22 management fee for a total monthly payment of $520. The lease has a bargain purchase option of $1 at the end of the lease term.

A $6,168 note from a third party for the purchase of fixed assets, bearing interest at 16.60%, amortized over 36 months with payments of $219.

A $1,188 note from a third party for the purchase of fixed assets, bearing interest at 16.60%, amortized over 36 months with payments of $42.

The following is a schedule of the net book value of the finance lease.

Assets	December 31, 2020
Leased equipment under finance lease,	$108,622
less accumulated amortization	(93,117)
Net	$15,505

Liabilities	December 31, 2020
Obligations under finance lease (current)	$29,010
Obligations under finance lease (noncurrent)	11,045
Total	$40,055

Below is a reconciliation of leases to the financial statements.

Finance Leases
Leased asset balance	$40,055
Liability balance	$40,055
Cash flow (operating)	$-
Cash flow (financing)	$-
Interest expense	$7,461

F-14

The following is a schedule, by years, of future minimum lease payments required under finance leases.

Years ended December 31	Finance Leases

2021	26,344
2022	14,990
2023	2,916
Thereafter	-
Total	44,250
Less: Imputed Interest	(4,195)
Total Liability	40,055

Other information related to leases is as follows:

Lease Type	Weighted Average Remaining Term	Weighted Average Discount Rate (1)
Finance Leases	2.04 years	17%

Based on average interest rate of 1%, average term remaining (months) 24.5 Average term remain (years) 2.04

(1) This discount rate is consistent with our borrowing rates from various lenders.

NOTE 6 – NOTES PAYABLE AND CONVERTIBLE NOTE PAYABLES

As of December 31, 2020 and 2019, the Company had unamortized discount of $0 and $0 respectively.

The Company analyzed the below convertible notes for derivatives noting none. The Company evaluated these convertible notes for beneficial conversion features and concluded that the beneficial conversion features resulted in a debt discount in the amount of $14,805, as of December 31, 2020.

	Original	Due	Interest	Conversion	Dec 31,
Name	Note Date	Date	Rate	Rate	2020

Related Party Convertible Notes Payable:
Mike Zaman	01/19/2018	01/19/2019	12%	$0.50	-
Montse Zaman	03/25/2020	03/25/2021	12%	$-	1,000
Montse Zaman	04/28/2020	04/28/2021	12%	$-	-
Montse Zaman	05/22/2020	05/22/2021	12%	$-	-
Willy A Saint-Hilaire	09/29/2020	09/29/2021		-	19,913
Total Convertible Related Party Notes Payable					20,913
Less: Debt Discount					14,805
Convertible Notes Payable, net of Discount - Related Party					5,508

Third Party Convertible Notes Payable:
Willy A. Saint-Hilaire	02/27/2020	02/27/2021	12%	$-	-
Willy A. Saint-Hilaire	03/08/2020	03/08/2021	12%	$-	-
Willy A. Saint-Hilaire	03/24/2020	03/24/2021	12%	$-	-
Willy A. Saint-Hilaire	03/24/2020	03/24/2021	12%	$-	-
Willy A. Saint-Hilaire	03/24/2020	03/24/2021	12%	$-	-
Total Convertible Third Party Notes Payable					-
Less: Debt Discount					-
Convertible Notes Payable, net of Discount - Third Party					-

Third Party Non-Convertible Notes Payable:
Small Business Administration – EIDL	04/30/2020	04/30/2050	3.75%	$-	4,000
Total Third Party Non-Convertible Notes Payable					4,000

F-15

In April 2020, Crown Equity Holdings executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business.

The balance of principal and interest is payable thirty years from the date of the SBA Note. In connection therewith, the Company received a $4,000 advance.

Mike Zaman

As of December 31, 2019, the Company owed Mike Zaman a total of $760 and remaining accrued interest of $3,503. The balance of $760 was paid on January 13, 2020 and the remaining accrued interest of $3,503 were not converted as of December 30, 2020.

Montse Zaman

On March 27, 2020, the Company entered into a convertible promissory note with Montse Zaman in the amount of $5,000. The note carries interest at 12% per annum. The holder has the right to convert principal of the note and accrued interest into Common shares. The company made principal reduction payments of $1,000 and $3,000 on August 21, 2020 and October 9, 2020 respectively. As of December 31, 2020, the balance on this note was $1,000.

On April 28, 2020, the Company entered into a convertible promissory note with Montse Zaman in the amount of $4,000. The note carries interest at 12% per annum. The holder has the right to convert principal of the note and accrued interest into Common shares. The company made principal reduction payments of $2,000 and $2,000 on September 10, 2020 and November 12, 2020 respectively. As of December 31, 2020, the balance on this note was $0.

On May 22, 2020, the Company entered into a convertible promissory note with Montse Zaman in the amount of $1,500. The note carries interest at 12% per annum. The holder has the right to convert principal of the note and accrued interest into Common shares. The Company made payments of $700 and $800 on May 22, 2020 and July 31, 2020 respectively. As of December 31, 2020, the balance on this note was $0.

Willy Ariel Saint-Hilaire

On February 27, 2020, the Company entered into a promissory note with Willy Ariel Saint-Hilaire in the amount of $14,500. The note carries interest at 12% per annum. On July 31, 2020, the principal balance of $14,500 and accrued interest of $744 for a total of $15,244 were converted into 30,488 common shares at a conversion rate of $.50 per share.

On March 8, 2020, the Company entered into a promissory note with Willy Ariel Saint--Hilaire in the amounts of $1,581. The notes carry interest at 12% per annum. On July 31, 2020, the principal balance of $1,581 and accrued interest of $75 for a total of 1,656 were converted into 3,312 common shares at a conversion rate of $.50 per share.

On March 24, 2020, the Company entered into promissory notes with Willy Ariel Saint-Hilaire in the amounts of $500, $400, and $652. The notes carry interest at 12% per annum. On July 31, 2020, the principal balance of $500, $400, $652 and accrued interest of $21, $17, $2 respectively for a total of $1,592 were converted into 3,184 common shares at a conversion rate of $.50 per share.

F-16

On September 20, 2020, the Company entered into a promissory note with Willy A Saint-Hilaire in the amount of $23,175 payable in 12 equal monthly installments of $1,931.25. As original issuance discount for the note, the Company issued Common Stock for a total of 23,175 shares. The fair market value of the shares were in excess of the note and the company recorded a debt discount of $23,175. Two monthly payments, for a total of $3,862 were paid during the fiscal year. As of December 31, 2020, the balance on this note was $19,313.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company is obligated for payments under related party notes payable and automobile lease payments.

The Company agreed to pay the automobile lease of $395 a month, on a month to month basis and can be cancelled at any time but expects to continue lease payments for the full 2020 year.

The Company entered into an agreement, effective January 1, 2020, to pay Arnulfo Saucedo-Bardan $5,000 per month for website development, design maintenance and other IT services and solutions.

On February 13, 2020, Munti Consulting LLC was issued a warrant at a price of $0.000025 per share ($25 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share. Exercisable after the first (1st) anniversary of the date of filing of the first Form S-1 filed with the U.S. Securities and Exchange Commission after the issuance of this Warrant.

On March 13, 2020, BBCKQK Trust Kevin Wiltz was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On March 13, 2020, Willy Ariel Saint--Hilaire was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On April 1, 2020, Addicted 2 Marketing LLC was issued a warrant at a price of $0.000025 per share ($2.50 total) to purchase 100,000 shares of common stock at the exercise price of $0.60 per share.

On April 28, 2020, Shahram Khial was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On May 4, 2020, Arnulfo Saucedo- Bardan was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On May 7, 2020, Arnold F. Sock was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On May 7, 2020 Rudy Chacon was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 7, 2020, Sadegh Salmassi was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020, Glen J. Rineer was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020 Barry Cohen was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020, Malcolm Ziman was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020 Brett Matus was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

F-17

On May 8, 2020 Brian D. Colvin was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020 Jacob Colvin was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 11, 2020, Mohammad Sadrolashrafi was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On May 13, 2020 Steven A. Fishman was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 13, 2020 Wendell and Sharon Piper was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 19, 2020 Joan R. Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($2.50 total) to purchase 100,000 shares of common stock at the exercise price of $0.60 per share.

On May 19, 2020 Marvin A Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($2.50 total) to purchase 100,000 shares of common stock at the exercise price of $0.60 per share.

On May 20, 2020 Willy Rafael Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 27, 2020 James Bobrik was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 28, 2020 Richard R Shehane was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 29, 2020 Ybelka Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On June 3, 2020, Jeffery Connell was issued a warrant at a price of $0.000025 per share ($2.50 total) to purchase 100,000 shares of common stock at the exercise price of $0.60 per share.

On June 8, 2020 Hassan M. Oji was issued a warrant at a price of $0.000025 per share ($7.50 total) to purchase 300,000 shares of common stock at the exercise price of $0.60 per share.

On June 9, 2020, Kim Smith was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On June 12, 2020 Violet Gewerter was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On June 16, 2020, Roy S Worbets was issued a warrant at a price of $0.000025 per share ($5.00) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On June 19, 2020, Elvis E. Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On June 30, 2020, Chris Knudsen was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On July 1, 2020, Theresa Kitt was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

F-18

On July 1, 2020, Donald Kitt was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On July 10, 2020, Shahram Khial was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On August 13, 2020, Monireh Sepahpour was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On August 18, 2020, Monica Shayestehpour was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On September 2, 2020, Hongsing Phou was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On September 8, 2020, Pejham Khial was issued a warrant at a price of $0.000025 per share $12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On September 15, 2020, Salvatore Marasa was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On September 21, 2020, Richard W LeAndro was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On September 21, 2020, Richard W LeAndro Jr was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On September 25, 2020, Seyed M. Javad was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On October 6, 2020, Nasrin Montazer was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.50 per share.

On October 13, 2020, Jagjit Dhaliwal was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.50 per share.

F-19

Summary of Warrants Issued:

Issue Date	Issued To	Shares	Exercise price per share	Warrant price per share	Total Paid for Warrants
02/13/2020	Munti Consulting LLC	1,000,000	$.060	$0.000025	$25.00
03/13/2020	BBCKQK Trust Kevin Wiltz	1,000,000	$0.60	$0.000025	$25.00
04/01/2020	Addicted 2 Marketing LLC	100,000	$0.60	$0.000025	$2.50
05/07/2020	Arnold F Sock	500,000	$0.60	$0.000025	$12.50
05/07/2020	Rudy Chacon	200,000	$0.60	$0.000025	$5.00
05/07/2020	Sadegh Salmassi	200,000	$0.60	$0.000025	$5.00
05/08/2020	Glen J Rineer	200,000	$0.60	$0.000025	$5.00
05/08/2020	Barry Cohen	200,000	$0.60	$0.000025	$5.00
05/13/2020	Steven A Fishman	200,000	$0.60	$0.000025	$5.00
05/13/2020	Wendell & Sharon Piper	200,000	$0.60	$0.000025	$5.00
05/27/2020	James Bobrik	200,000	$0.60	$0.000025	$5.00
05/28/2020	Richard R Shehane	200,000	$0.60	$0.000025	$5.00
06/03/2020	Jeffery Connell	100,000	$0.60	$0.000025	$2.50
06/08/2020	Hassan M Oji	300,000	$0.60	$0.000025	$7.50
06/09/2020	Kim Smith	500,000	$0.60	$0.000025	$12.50
06/12/2020	Violet Gewerter	500,000	$0.60	$0.000025	$12.50
06/16/2020	Roy S Worbets	200,000	$0.60	$0.000025	$5.00
06/30/2020	Chris Knudsen	200,000	$0.60	$0.000025	$5.00
07/01/2020	Donald Kitt	200,000	$0.60	$0.000025	$5.00
08/13/2020	Monireh Sepahpour	500,000	$0.60	$0.000025	$12.50
08/18/2020	Monica Shayestehpour	1,000,000	$0.60	$0.000025	$25.00
09/02/2020	Hongsing Phou	200,000	$0.60	$0.000025	$5.00
09/08/2020	Pejham Khial	500,000	$0.60	$0.000025	$12.50
09/15/2020	Salvatore Marasa	200,000	$0.60	$0.000025	$5.00
09/21/2020	Richard W LeAndro	500,000	$0.60	$0.000025	$12.50
09/21/2020	Richard W LeAndro Jr	500,000	$0.60	$0.000025	$12.50
09/25/2020	Seyed M Javad	200,000	$0.60	$0.000025	$5.00
10/06/2020	Nasrin Montazer	500,000	$0.60	$0.000025	$12.50
10/13/2020	Jagjit Dhaliwal	1,000,000	$0.60	$0.000025	$25.00
	Total:	11,300,000			$282.50

Related Party:
03/13/2020	Willy A Saint-Hilaire	1,000,000	$0.60	$0.000025	$25.00
04/28/2020	Shahram Khial	500,000	$0.60	$0.000025	$12.50
05/01/2020	Mike Zaman	1,000,000	$0.60	$0.000025	$25.00
05/01/2020	Montse Zaman	1,000,000	$0.60	$0.000025	$25.00
05/08/2020	Malcolm Ziman	200,000	$0.60	$0.000025	$5.00
05/08/2020	Brett Matus	200,000	$0.60	$0.000025	$5.00
05/11/2020	Mohammad Sadrolashrafi	500,000	$0.60	$0.000025	$5.00
05/04/2020	Arnulfo Saucedo-Bardan	1,000,000	$0.60	$0.000025	$25.00
05/08/2020	Brian D. Colvin	1,000,000	$0.60	$0.000025	$25.00
05/08/2020	Jacob Colvin	200,000	$0.60	$0.000025	$5.00
05/19/2020	Joan R Saint-Hilaire	100,000	$0.60	$0.000025	$2.50
05/19/2020	Marvin A Saint-Hilaire	100,000	$0.60	$0.000025	$2.50
05/20/2020	Willy Rafael Saint-Hilaire	200,000	$0.60	$0.000025	$5.00
05/29/2020	Ybelka Saint-Hilaire	200,000	$0.60	$0.000025	$5.00
06/09/2020	Kenneth Cornell Bosket	1,000,000	$0.60	$0.000025	$25.00
06/19/2020	Elvis E Saint-Hilaire	200,000	$0.60	$0.000025	$5.00
07/01/2020	Theresa Kitt	200,000	$0.60	$0.000025	$5.00
07/10/2020	Shahram Khial	500,000	$0.60	$0.000025	$12.50
	Total Related Party:	9,100,000			$220.00

F-20

NOTE 8 – RELATED PARTY TRANSACTIONS

The Company is provided office space by one of the officers and directors at no charge. The Company believes that this office space is sufficient for its needs for the foreseeable future.

On January 13, 2020, the Company paid the remaining payable balance due to Mike Zaman of $760 for expenses paid on behalf of the Company.

On January 29, 2020, WYSH Investment LLC paid the Company $100 for press release services.

During the period ended March 31, 2020, the Company recorded the forgiveness of $7,200 accounts payable rent balance due to Mike Zaman.

On March 1, 2020, Willy A Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On April 28, 2020, Shahram Khial was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On May 1, 2020, Mike Zaman was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On May 1, 2020, Montse Zaman was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On May 4, 2020 Arnulfo Saucedo-Bardan was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020, Malcolm Ziman was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020 Brian Colvin was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020 Jacob Colvin was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 8, 2020 Brett Matus was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 11, 2020, Mohammad Sadrolashrafi was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On May 19, 2020 Joan R Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($2.50 total) to purchase 100,000 shares of common stock at the exercise price of $0.60 per share.

On May 19, 2020 Marvin A Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($2.50 total) to purchase 100,000 shares of common stock at the exercise price of $0.60 per share.

On May 20, 2020 Willy Rafael Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On May 29, 2020 Ybelka Saint-Hilaire was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On June 9, 2020 Kenneth Cornell Bosket was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On July 1, 2020 Theresa Kitt was issued a warrant at a price of $0.000025 per share ($5.00 total) to purchase 200,000 shares of common stock at the exercise price of $0.60 per share.

On July 10, 2020, Shahram Khial was issued a warrant at a price of $0.000025 per share ($12.50 total) to purchase 500,000 shares of common stock at the exercise price of $0.60 per share.

On July 31, 2020, the Company entered into a Note Conversion Agreement with Willy A Saint-Hilaire to convert $17,633 of Note Payable plus interest of $859 to 36,984 shares of common stock at a conversion rate of $0.50 per share.

On September 1, 2020, the Company entered into a Services Agreement with American Video Teleconferencing Corp (AVOT) to provide advertising, branding and marketing solutions. The Company was compensated $17,000 for services to be rendered for a period of 12 months. Total compensation of $17,000 was converted to 17,000,000 shares of AVOT restricted common stock The Company recognized $5,663 in revenue for the year ending December 31, 2020. There is remaining $11,337 in deferred revenue as of December 31, 2020.

F-21

On September 9, 2020, Mohammad Sadrolashrafi purchased 30,000 shares of common stock at $0.50 per share at purchase price of $15,000.

On September 14, 2020, AVOT paid the Company $150 for press release services.

On September 29, 2020, the Company entered into a Promissory Note Agreement with Willy A Saint-Hilare for $23,175. As original issuance discount for the note, the Company issued Common Stock for a total of 23,175 shares. The fair market value of the shares were in excess of the note and the company recorded a debt discount of $23,175.

The Company is periodically advanced operating funds from related parties with convertible notes payable. During the nine months ended September 30, 2020, total convertible notes from related parties was $23,175.

The Company is also periodically advanced funds to cover account payables by direct payment of the account payables from related parties.

The Company entered into an agreement, effective January 1, 2020, to pay Mike Zaman $20,000 per month for managerial services.

The Company entered into an agreement, effective January 1, 2020, to pay Kenneth Cornell Bosket $5,000 per month for administrative services.

The Company entered into an agreement, effective January 1, 2020, to pay Montse Zaman $5,000 per month for administrative services.

On January 27, 2020, the Company re-acquired from AVOT the online business iB2BGlobal.com since company had not received the shares promised during the original sale.

As of December 31, 2020, the Company has a balance of $444,246 of accounts and accrued expenses payable with related parties. The Company had revenue of $5,100, issued stock for services of $18,757, issued stock for settlement of accounts payable accounts of $64,024 and had a loss of $426,987 for settlement of debt with related parties.

NOTE 9 – STOCKHOLDERS' EQUITY

Common Stock

As of December 31, 2020, the Company issued 472,000 shares for $243,500 in cash proceeds for sale of the common shares. The shares were sold at the price of $0.50 per share on the date of the grant.

As of December 31, 2020, the Company issued 3,000 shares for $3,000 in cash proceeds for sale of the common shares. The share were sold at the price of $1.00 per share on the date of the grant.

During the period ended December 31, 2020, the Company issued 36,984 shares of common stock for the conversion of debt and accrued to interest to Willy A Saint-Hilaire at a conversion rate of fifty cents ($0.50) per share per dollar ($1.00) owed.

During the period ended December 31, 2020, the Company issued 140,083 shares of common stock to Vinoth Sambandan for the settlement of the stock payable balance owed through December 31, 2019.

During the period ended December 31, 2020, the Company issued 204,933 shares of common stock to Vinoth Sambandan for the settlement of accounts payable balance owed through December 31, 2019.

During the period ended December 31, 2020, the Company issued 160,000 shares of common stock to Steven Cantor to for settlement of compensation dispute.

During the period ended December 31, 2020, the Company issued 74,000 shares of common stock to third parties for the settlement of accounts payable.

During the period ended December 31, 2020, the Company issued 23,175 shares of common stock to Willy A Saint-Hilaire for interest prepayment of Note Payable.

During the period ended December 31, 2020, the Company issued 4,934 shares of common stock to third parties for services rendered.

During the period ended December 31, 2020, the Company issued 15,978 shares of common stock to Vinoth Sambandan for services rendered.

F-22

During the period ended December 31, 2020, the Company granted non-qualified stock warrants purchasing up to 3,000,000 shares of common stock at an exercise price of $0.60 per share. The option to purchase can be exercised at or after the date of the Company’s S1 registration filing of which date is yet to be determined.

Equity Incentive Plan

The Company’s 2006 Equity Incentive Plan, as amended and restated (the “Equity Incentive Plan”), provides for grants of stock options as well as grants of stock, including restricted stock. Approximately 3.0 million shares of common stock are authorized for issuance under the Equity Incentive Plan, of which 3.0 million shares were available for issuance as of December 31, 2020.

Preferred Stock

The Company has designated 1,000 shares of its preferred stock as Series A Preferred Stock. Each share of Series A Preferred shall have no dividend, voting or other rights except for the right to elect Class I Directors. As of December 31, 2020, the Company has 1,000 shares of Series A Preferred Stock outstanding

NOTE 10 – INCOME TAXES

The Company follows ASC 740, Accounting for Income Taxes. During 2009, there was a change in control of the Company. Under section 382 of the Internal Revenue Code such a change in control negates much of the tax loss carry forward and deferred income tax. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry forwards. For federal income tax purposes, the Company uses the accrual basis of accounting, the same that is used for financial reporting purposes.

The Company did not have taxable income during 2020 or 2019.

The Company's deferred tax assets consisted of the following as of December 31, 2020 and 2019:

	2020	2019
Net operating loss	$661,701	$416,916)
Valuation allowance	(661,701)	(416,916)
Net deferred tax asset	$-	$-

As of December 31, 2020, and 2019, the Company's accumulated net operating loss carry forward was approximately $3,150,957 and $1,985,312 respectively and will begin to expire in the year 2032. The deferred tax assets have been adjusted to reflect the recently enacted corporate tax rate of 21%.

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events as of the date of the Financial Statements and has determined that all events are disclosed herein.

On January 3, 2021, Marjan Tina and Reno Suwarno was issued a warrant at a price of $0.000025 per share ($25.00 total) to purchase 1,000,000 shares of common stock at the exercise price of $0.60 per share.

On January 15, 2021, the Company issued 1,286 shares of common stock to Diversified Unlimited for services rendered thru December 31, 2020 at a share price of $1.75 per share.

On February 1, 2021, the Company issued 11,504 shares of common stock to Vinoth Sambandan for settlement of accounts payable at a share price of $1.50 per share.

On March 12, 2021, the Company entered into a promissory note with Willy A Saint-Hilaire in the amount of $9,333. The note carries interest at 16% with equal monthly interest and principal payments for 12 months.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1. Indemnification of Directors and Officers

Our certificate of incorporation provides that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada Revised Statutes, which includes elimination of liability for monetary damages for defense of civil or criminal actions. The provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Article Ten and Eleven of our Articles of Incorporation states:

Article X: No contract or other transaction between the corporation and any person, firm, association or corporation and no act of the corporation shall, in the absence of fraud, be invalidated, or in any way affected by the fact that any of the directors of the corporation are pecuniarily or otherwise interested, directly or indirectly, in such contract, transaction or act, or are related to or interested in such person, firm, association or corporation as a director, stockholder, officer, employee, member or otherwise. Any director so interested or related who is present at any meeting of the Board of Directors or committee of directors at which action on any such contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and may vote at such meeting with respect to such contract, transaction or act with like force and effect as if he were not so interested or related. No director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the corporation or to any stockholder or creditor thereof for any loss incurred by the corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.

Article XI: The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the corporation; provided, however, that the grant of such authority shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal the Bylaws. In addition to the authority and powers hereinabove or by statute conferred upon the directors, the directors are hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject to the provisions of the General Corporation Law, this Certificate of Incorporation and any Bylaws adopted by the stockholders of the corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the corporation shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

Item 2. Other Expenses of Issuance and Distribution

All expenses, including all allocated general administrative and overhead expenses, related to the offering or the organization of the Company will be borne by the Company. Neither the company nor any shareholder has paid any premium on any policy to insure or indemnify directors or officers against any liabilities arising from the registration, offering, or sale of these securities.

The following table sets forth a reasonable estimated itemized statement of all anticipated out-of-pocket and overhead expenses (subject to future contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum subscription amounts.

SEC Filing Fee	$5,455.00
Printing and Engraving Expenses	200,000.00
Legal Fees and Expenses	15,000.00
Edgar Fees	3,000.00
Accounting Fees and Expenses	12,000.00
Blue Sky Fees and Expenses	20,000.00
Miscellaneous	10,000.00
TOTAL	$265,455.00

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As more shares are sold, we anticipate legal fees to increase due to the likelihood of investors being from other states which could result in state blue sky securities filings. Although our legal fees are not contingent on the number of shares sold, it is likely that the legal fees will increase as our attorney will charge us for these filings. Also, as more shares are sold, our printing expenses will increase.

Item 3. Undertakings

1(a) Rule 415 Offering. If the small business issuer is registering securities under Rule 415 of the Securities Act (230.415 of this chapter), that the small business issuer will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act; and

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to his registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

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Registrant hereby undertakes to request acceleration of the effective date of the registration statement under Rule 461 of the Securities Act:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Securities Act and will be governed by the final adjudication of such issue.

Item 4. Exhibits

The following Exhibits are filed as part of the Registration Statement:

Exhibit No.	Identification of Exhibit
2.1*	- Restated Articles of Incorporation
2.2*	- By Laws
3.1*	- Specimen Stock Certificate
4.1*	- Form of Subscription Agreement
5.1*	- Opinion and Consent of Arnold F. Sock (LL.M) Esquire
23.1*	- Consent of M&K CPAS, PLLC

*Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada on April 12, 2021.

Date: April 12, 2021	By:	/s/ Mike Zaman
Mike Zaman, Director/CEO

Date: April 12, 2021	By:	/s/ Kenneth Bosket
Kenneth Bosket, Director/CFO

Date: April 12, 2021	By:	/s/ Montse Zaman
Montse Zaman, Director/Secretary

Date: April 12, 2021	By:	/s/ Malcolm Ziman
Macolm Ziman, Director/VP Finance

Date: April 12, 2021	By:	/s/ Mohammad Sadrolashrafi
Mohammad Sadrolashrafi, Director/VP Operations

Date: April 12, 2021	By:	/s/ Shahram Khial
Shahram Khial, Director/VP Marketing

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on March 29, 2021.

Date: April 12, 2021	By:	/s/ Mike Zaman
Mike Zaman, Director/CEO

Date: April 12, 2021		/s/ Kenneth Bosket
Kenneth Bosket, Director/CFO

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